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                        1999 LOAN AND SECURITY AGREEMENT

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                         BANKBOSTON RETAIL FINANCE INC.
                              ADMINISTRATIVE AGENT
                                COLLATERAL AGENT

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                         BANKBOSTON RETAIL FINANCE INC.
                         DEBIS FINANCIAL SERVICES, INC.
                             HELLER FINANCIAL, INC.
                           ORIX BUSINESS CREDIT, INC.
                          FOOTHILL CAPITAL CORPORATION
                     NATIONAL CITY COMMERCIAL FINANCE, INC.
                                  AMSOUTH BANK
                             LASALLE BUSINESS CREDIT
                               THE PROVIDENT BANK
                           FINOVA CAPITAL CORPORATION
                       IBJ WHITEHALL BUSINESS CREDIT CORP.
                                 SOVEREIGN BANK
                            REVOLVING CREDIT LENDERS

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                          BACK BAY CAPITAL FUNDING LLC
                                   TERM LENDER

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                                 J. BAKER, INC.
                          BORROWERS' REPRESENTATIVE FOR

                                MORSE SHOE, INC.
                                    JBI, INC.
                                JBI APPAREL, INC.
                              THE CASUAL MALE, INC.
                                    WGS CORP.
                                  TCMB&T, INC.
                                  THE BORROWERS

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                                 August 30, 1999

                                TABLE OF CONTENTS
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
ARTICLE 1: - DEFINITIONS.

ARTICLE 2: - THE REVOLVING CREDIT
       2-1.     ESTABLISHMENT OF REVOLVING CREDIT........................................................... 33 .
       2-2.     ADVANCES IN EXCESS OF AVAILABILITIES........................................................ 34 .
       2-3.     INITIAL RESERVES. CHANGES TO RESERVES....................................................... 34 .
       2-4.     RISKS OF VALUE OF INVENTORY................................................................. 35 .
       2-5.     LOAN REQUESTS............................................................................... 35 .
       2-6.     MAKING OF LOANS UNDER REVOLVING CREDIT...................................................... 37 .
       2-7.     SWINGLINE LOANS............................................................................. 38 .
       2-8.     THE LOAN ACCOUNT............................................................................ 38 .
       2-9.     THE REVOLVING CREDIT NOTES.................................................................. 39 .
       2-10.    PAYMENT OF THE LOAN ACCOUNT................................................................. 39 .
       2-11.    INTEREST RATES ON REVOLVING CREDIT LOANS. .................................................. 40 .
       2-12.    REVOLVING CREDIT UNDERWRITING FEE........................................................... 41 .
       2-13.    ADMINISTRATIVE AGENT'S FEE.................................................................. 41 .
       2-14.    UNUSED LINE FEE............................................................................. 42 .
       2-15.    REVOLVING CREDIT EARLY TERMINATION FEE...................................................... 42 .
       2-16     CONCERNING FEES............................................................................. 42 .
       2-17.    AGENT'S AND LENDERS' DISCRETION............................................................. 42 .
       2-18.    PROCEDURES FOR ISSUANCE OF L/C'S............................................................ 43 .
       2-19.    FEES FOR L/C'S.............................................................................. 44 .
       2-20.    CONCERNING L/C'S............................................................................ 44 .
       2-21.    CHANGED CIRCUMSTANCES....................................................................... 47 .
       2-22.    DESIGNATION OF BORROWERS' REPRESENTATIVE AS BORROWERS'  AGENT............................... 48 .
       2-23     REVOLVING CREDIT LENDERS' COMMITMENTS....................................................... 48 .

ARTICLE 3: - THE TERM LOAN:
       3-1.     COMMITMENT TO MAKE TERM LOAN................................................................ 49 .
       3-2.     THE TERM NOTE............................................................................... 50 .
       3-3.     PAYMENT OF PRINCIPAL OF THE TERM LOAN.  .................................................... 50 .
       3-4.     INTEREST ON THE TERM LOAN. ................................................................. 51 .
       3-5.     TERM LOAN COMMITMENT FEE.................................................................... 52 .
       3-6.     PAYMENTS ON ACCOUNT OF TERM LOAN............................................................ 52 .

ARTICLE 4: - CONDITIONS PRECEDENT:
       4-1.     CORPORATE DUE DILIGENCE..................................................................... 53 .
       4-2.     OPINION..................................................................................... 53 .
       4-3.     ADDITIONAL DOCUMENTS........................................................................ 53 .
       4-4.     OFFICERS' CERTIFICATES...................................................................... 53 .
       4-5.     REPRESENTATIONS AND WARRANTIES.............................................................. 53 .
       4-6.     MINIMUM DAY ONE AVAILABILITY................................................................ 54 .
       4-7.     ALL FEES AND EXPENSES PAID.................................................................. 54 .
       4-8.     NO SUSPENSION EVENT......................................................................... 54 .
       4-9.     NO ADVERSE CHANGE........................................................................... 54 .

ARTICLE 5: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
       5-1.     PAYMENT AND PERFORMANCE OF LIABILITIES...................................................... 54 .
       5-2.     DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS................................... 55 .
       5-3.     TRADE NAMES................................................................................. 56 .
       5-4.     LOCATIONS................................................................................... 56 .
       5-5.     INFRASTRUCTURE.............................................................................. 57 .



                                        i

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

       5-6.     YEAR 2000 COMPLIANCE........................................................................ 58 .
       5-7.     TITLE TO ASSETS............................................................................. 58 .
       5-8.     INDEBTEDNESS................................................................................ 59 .
       5-9.     INSURANCE POLICIES.......................................................................... 60 .
       5-10.    LICENSES.................................................................................... 61 .
       5-11.    LEASES...................................................................................... 61 .
       5-12.    REQUIREMENTS OF LAW......................................................................... 61 .
       5-13.    MAINTAIN PROPERTIES......................................................................... 61 .
       5-14.    PAY TAXES................................................................................... 62 .
       5-15.    NO MARGIN STOCK............................................................................. 63 .
       5-16.    ERISA....................................................................................... 63 .
       5-17.    HAZARDOUS MATERIALS......................................................................... 63 .
       5-18.    LITIGATION.................................................................................. 63 .
       5-19.    DIVIDENDS. INVESTMENTS. OTHER CORPORATE ACTIONS. ........................................... 63 .
       5-20.    REPLACEMENT OF CERTAIN OBLIGATIONS.......................................................... 64 .
       5-21.    LOANS....................................................................................... 65 .
       5-22.    LINE OF BUSINESS............................................................................ 65 .
       5-23.    PROTECTION OF ASSETS........................................................................ 65 .
       5-24.    AFFILIATE TRANSACTIONS...................................................................... 66 .
       5-25.    ADDITIONAL ASSURANCES....................................................................... 66 .
       5-26.    ADEQUACY OF DISCLOSURE...................................................................... 67 .
       5-27.    NO RESTRICTIONS ON LIABILITIES.............................................................. 67 .
       5-28.    OTHER COVENANTS............................................................................. 67 .

ARTICLE 6: - REPORTING REQUIREMENTS / FINANCIAL COVENANTS:
       6-1.     MAINTAIN RECORDS............................................................................ 68 .
       6-2.     IMMEDIATE NOTICE ........................................................................... 68 .
       6-3.     BORROWING BASE CERTIFICATE.................................................................. 69 .
       6-4.     COLLATERAL REPORTING REQUIREMENTS........................................................... 70 .
       6-5.     MONTHLY REPORT. ............................................................................ 70 .
       6-6.     QUARTERLY REPORTS........................................................................... 70 .
       6-7.     ANNUAL REPORTS.............................................................................. 70 .
       6-8.     OFFICERS' CERTIFICATES...................................................................... 71 .
       6-9.     ACCESS TO RECORDS........................................................................... 71 .
       6-10.    INVENTORIES, APPRAISALS, AND AUDITS......................................................... 72 .
       6-11.    ADDITIONAL FINANCIAL INFORMATION............................................................ 73 .
       6-12.    FINANCIAL PERFORMANCE COVENANTS............................................................. 74 .

ARTICLE 7: - USE AND COLLECTION OF COLLATERAL:
       7-1.     USE OF INVENTORY COLLATERAL................................................................. 75 .
       7-2.     INVENTORY QUALITY........................................................................... 75 .
       7-3.     ADJUSTMENTS AND ALLOWANCES.................................................................. 75 .
       7-4.     VALIDITY OF ACCOUNTS........................................................................ 75 .
       7-5.     NOTIFICATION TO ACCOUNT DEBTORS............................................................. 75 .

ARTICLE 8: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
       8-1      DEPOSITORY ACCOUNTS......................................................................... 76 .
       8-2.     CREDIT CARD RECEIPTS........................................................................ 76 .
       8-3.     THE CONCENTRATION, BLOCKED AND OPERATING  ACCOUNTS.......................................... 77 .
       8-4.     PROCEEDS AND COLLECTION OF ACCOUNTS......................................................... 77 .
       8-5.     HOST STORE, CORPORATE ACCOUNT AND OTHER RECEIPTS............................................ 78 .
       8-6.     PAYMENT OF LIABILITIES...................................................................... 78 .

ARTICLE 9: - GRANT OF SECURITY INTEREST:


                                       ii



       9-1.   GRANT OF SECURITY INTEREST.................................................................... 79 .
       9-2.   EXTENT AND DURATION OF SECURITY INTEREST...................................................... 80 .

ARTICLE 10: - ADMINISTRATIVE AGENT AS BORROWERS' ATTORNEY-IN-FACT:
       10-1.    APPOINTMENT AS ATTORNEY-IN-FACT............................................................. 80 .
       10-2.    NO OBLIGATION TO ACT........................................................................ 81 .

ARTICLE 11: - EVENTS OF DEFAULT:
       11-1.    FAILURE TO PAY REVOLVING CREDIT OR TERM LOAN................................................ 82 .
       11-2.    FAILURE TO MAKE OTHER PAYMENTS.............................................................. 82 .
       11-3.    FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).................................. 82 .
       11-4.    FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD)..................................... 82 .
       11-5.    MISREPRESENTATION........................................................................... 82 .
       11-6.    ACCELERATION OF OTHER DEBT.................................................................. 82 .
       11-7.    DEFAULT OF HOST STORE AGREEMENT ............................................................ 83 .
       11-8.    UNINSURED CASUALTY LOSS..................................................................... 83 .
       11-9.    JUDGMENT.  RESTRAINT OF BUSINESS............................................................ 83 .
       11-10.   BUSINESS FAILURE............................................................................ 83 .
       11-11.   BANKRUPTCY.................................................................................. 84 .
       11-12.   DEFAULT BY GUARANTOR OR RELATED ENTITY...................................................... 84 .
       11-13.   INDICTMENT - FORFEITURE..................................................................... 84 .
       11-14.   TERMINATION OF GUARANTY..................................................................... 84 .
       11-15.   CHALLENGE TO LOAN DOCUMENTS................................................................. 84 .
       11-16.   CHANGE IN CONTROL........................................................................... 85 .

ARTICLE 12: - RIGHTS AND REMEDIES UPON DEFAULT:
       12-1.    RIGHTS OF ENFORCEMENT....................................................................... 85 .
       12-2.    SALE OF COLLATERAL.......................................................................... 86 .
       12-3.    OCCUPATION OF BUSINESS LOCATION............................................................. 87 .
       12-4.    GRANT OF NONEXCLUSIVE LICENSE............................................................... 87 .
       12-5.    ASSEMBLY OF COLLATERAL...................................................................... 87 .
       12-6.    RIGHTS AND REMEDIES......................................................................... 87 .

ARTICLE 13:     REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:
       13-1     REVOLVING CREDIT FUNDING PROCEDURES:........................................................ 88 .
       13-2     SWINGLINE LOANS.                   ......................................................... 88 .
       13-3.    ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:................................................ 89 .
       13-4.    ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT............................................. 91 .
       13-5.    ORDINARY COURSE DISTRIBUTIONS : TERM LOAN................................................... 92 .

ARTICLE 14:     ACCELERATION AND LIQUIDATION
       14-1.    ACCELERATION NOTICES........................................................................ 92 .
       14-2.    MANDATORY ACCELERATION RIGHT OF TERM LENDER:................................................ 93 .
       14-3.    ACCELERATION................................................................................ 93 .
       14-4.    INITIATION OF LIQUIDATION................................................................... 93 .
       14-5.    ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION......................................... 93 .
       14-6.    COLLATERAL AGENT'S CONDUCT OF LIQUIDATION................................................... 94 .
       14-7.    DISTRIBUTION OF LIQUIDATION PROCEEDS:....................................................... 94 .
       14-8.    RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION ............................................. 95 .

ARTICLE 15:     THE AGENTS:
       15-1.    APPOINTMENT OF  AGENTS  .................................................................... 96 .
       15-2.    RESPONSIBILITIES OF AGENTS.................................................................. 96 .
       15-3.    CONCERNING DISTRIBUTIONS BY THE AGENTS...................................................... 97 .


       15-4.    DISPUTE RESOLUTION:......................................................................... 98 .
       15-5.    DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS................................................... 98 .
       15-6.    CONFIDENTIAL INFORMATION:................................................................... 98 .
       15-7.    RELIANCE BY AGENTS.......................................................................... 99 .
       15-8.    NON-RELIANCE ON AGENTS AND OTHER LENDERS.................................................... 99 .
       15-9.    INDEMNIFICATION............................................................................ 100 .
       15-10.   RESIGNATIONS OF AGENTS..................................................................... 100 .

ARTICLE 16:     ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS
       16-1.    ADMINISTRATION OF CREDIT FACILITIES........................................................ 101 .
       16-2.    ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS...................................... 101 .
       16-3     ACTIONS REQUIRING OR ON DIRECTION OF  SUPERMAJORITY LENDERS................................ 102 .
       16-4.    ACTION REQUIRING TWO THIRDS CONSENT ....................................................... 102 .
       16-5     ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT......................................... 102 .
       16-6.    ACTIONS REQUIRING SWINGLINE LENDER CONSENT:................................................ 104 .
       16-7.    ACTIONS REQUIRING TERM LENDER CONSENT:..................................................... 104 .
       16-8.    ACTIONS REQUIRING AGENTS CONSENT:.......................................................... 104 .
       16-9.    MISCELLANEOUS ACTIONS:..................................................................... 104 .
       16-10.   NONCONSENTING REVOLVING CREDIT LENDER:..................................................... 105 .

ARTICLE 17:     ASSIGNMENTS AND PARTICIPATIONS
       17-1.    ASSIGNMENTS AND ASSUMPTIONS:............................................................... 106 .
       17-2.    PARTICIPATIONS:............................................................................ 108 .
       17-3.    THE BUYOUT:................................................................................ 108 .
       17-4.    PLEDGES TO FEDERAL RESERVE BANKS: ......................................................... 109 .

ARTICLE 18:  NOTICES:
       18-1.    NOTICE ADDRESSES........................................................................... 109 .
       18-2.    NOTICE GIVEN............................................................................... 110 .

ARTICLE 19: - TERM:
       19-1.    TERMINATION OF REVOLVING CREDIT............................................................ 110 .
       19-2.    EFFECT OF TERMINATION...................................................................... 111 .

ARTICLE 20: -  GENERAL:
       20-1.    PROTECTION OF COLLATERAL................................................................... 111 .
       20-2.    SUCCESSORS AND ASSIGNS..................................................................... 111 .
       20-3.    SEVERABILITY............................................................................... 111 .
       20-4.    AMENDMENTS.  COURSE OF DEALING............................................................. 111 .
       20-5.    POWER OF ATTORNEY.......................................................................... 112 .
       20-6.    APPLICATION OF PROCEEDS.................................................................... 112 .
       20-7.    INCREASED COSTS............................................................................ 112 .
       20-8.    COSTS AND EXPENSES OF AGENTS AND LENDERS................................................... 113 .
       20-9.    COPIES AND FACSIMILES...................................................................... 114 .
       20-10.   MASSACHUSETTS LAW.......................................................................... 114 .
       20-11.   CONSENT TO JURISDICTION.................................................................... 114 .
       20-12.   INDEMNIFICATION............................................................................ 115 .
       20-13.   RULES OF CONSTRUCTION...................................................................... 115 .
       20-14.   INTENT..................................................................................... 117 .
       20-15.   RIGHT OF SET-OFF........................................................................... 117 .
       20-16.   MAXIMUM INTEREST RATE...................................................................... 118 .
       20-17.   WAIVERS.................................................................................... 118 .



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


                             EXHIBITS AND SCHEDULES
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
SCHEDULE
         1                 :        Schedule of Revolving Credit Percentage Commitments and Revolving
                                    Credit Dollar Commitments

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EXHIBITS
         1:1-0             :        Guarantors
         2:2-7(c)          :        SwingLine Note
         2:2-9             :        Revolving Credit Note
         3:3-2             :        Term Note
         5:5-2             :        Related Entities
         5:5-3             :        Trade Names.
         5:5-4             :        Locations.
         5:5-7(a)          :        Encumbrances
         5:5-7(c)          :        Equipment Usage Agreement
         5:5-8             :        Indebtedness.
         5:5-9             :        Insurance Policies.
         5:5-11            :        Leases
         5:5-18            :        Litigation
         6:6-3             :        Borrowing Base Certificate
         6:6-4             :        Collateral Reporting Requirements
         6:6-12            :        Business Plan
         8:8-1             :        DDA's.
         8:8-2             :        Credit Card Arrangements



                                        v

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--------------------------------------------------------------------------------


1999 LOAN AND SECURITY AGREEMENT                  BANKBOSTON RETAIL FINANCE INC.
                                                            ADMINISTRATIVE AGENT
                                                            AND COLLATERAL AGENT

--------------------------------------------------------------------------------


                                                                 August 30, 1999
     THIS AGREEMENT is made between

                  BankBoston Retail Finance Inc. (in such capacity, the
            "ADMINISTRATIVE AGENT") a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts, as Administrative Agent for the ratable benefit of (i) the "REVOLVING CREDIT LENDERS" (individually, a "REVOLVING CREDIT LENDER") who are, at present identified on the signature pages (commencing on Page
            119) of this Agreement) and any person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement, and (ii) the Term Lender;

           and

                  BankBoston Retail Finance Inc. (in such capacity, the
            "COLLATERAL AGENT"), as agent for the ratable benefit of the Administrative Agent, the Revolving Credit Lenders, and the Term Lender;

           and

                  Back Bay Capital Funding LLC (in such capacity, with any
            successor or assign, the "TERM LENDER"), a limited liability company with offices at 40 Broad Street, Boston, Massachusetts 02109,

           and

                  J. Baker, Inc., a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021 (in such capacity, the "BORROWERS' REPRESENTATIVE") as agent for the following borrowers (individually, a "BORROWER" and collectively, the "BORROWERS"):

                  Morse Shoe, Inc. ( a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  JBI, Inc. ( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  JBI Apparel, Inc.( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021);

                  The Casual Male, Inc. ( a Massachusetts corporation with its principal executive offices at 437 Turnpike Street, Canton, Massachusetts 02021);

                  WGS Corp. ( a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021); and


                                      . 1 .

                  TCMB&T, Inc.( a Massachusetts corporation with its principal executive offices at 437 Turnpike Street, Canton, Massachusetts 02021);


WHEREAS, On or about May 30, 1997, said JBI, Inc., Morse Shoe, Inc., and JBI Holding Company, Inc. entered into a certain Loan and Security Agreement dated May 30, 1997 with GBFC, Inc. (now known as BankBoston Retail Finance Inc.) and Fleet National Bank, as agents, pursuant to which a revolving credit facility (the "1997 JBI / MORSE SHOE FACILITY") was established in favor of said corporations; and

WHEREAS, On or about May 21, 1999, said JBI Apparel Inc. entered into a certain Loan and Security Agreement dated May 21, 1999 with BankBoston Retail Finance Inc. as agents, pursuant to which revolving and term credit facilities (the "1999 JBI APPAREL FACILITY") was established in favor of said corporation; and

WHEREAS, The Agents, acting on behalf of the Lenders, have acquired all right, title, and interest of each lender under and in respect to the 1997 JBI / Morse Shoe Facility and the 1999 JBI Apparel Facility; and

WHEREAS, The corporations which are the "Borrowers" under the1997 JBI / Morse Shoe Facility and the 1999 JBI Apparel Facility desire to amend and restate said facilities in conjunction with establishment of a credit facility in favor of those other Borrowers (as defined herein) which are not party to the 1997 JBI / Morse Shoe Facility or the 1999 JBI Apparel Facility in order to realize the benefits and economies of their acting in concert; and

WHEREAS, the parties hereto desire to amend and restate the documentation which governs and controls the 1997 JBI / Morse Shoe Facility and the 1999 JBI Apparel Facility;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.


                                   WITNESSETH:

ARTICLE 1: - DEFINITIONS.

         As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

"1997 JBI / MORSE SHOE FACILITY":   Is defined in the Preamble.

"1999 JBI APPAREL FACILITY":        Is defined in the Preamble.

"A/R RESERVES":   Such Reserves as may be established from time to time by the
                  Administrative Agent in the Administrative Agent's discretion with respect to the determination of the collectability in the ordinary course and of the creditworthiness of the Eligible
                  Corporate Receivables. Without limiting the generality of the foregoing, A/R Reserves shall include (but are not limited to) reserves based on the following:

                  (i) The aggregate of all accounts receivables which are more than 60 days

                                      . 2 .

                         past invoice.

                  (ii) The aggregate of all accounts receivable owed by any Account Debtor 25% or more of whose accounts are described in Subsection (i), above.

                  (iii) The aggregate of all accounts receivable which arise out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of Article 2 of the Uniform Commercial Code).

                  (iv) The aggregate of all accounts receivable which arise out of any sale made on a basis other than upon terms usual to the business of the Borrower.

                  (v) The aggregate of all accounts receivable which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.

                  (vi) The aggregate of all accounts receivable which are owed by any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia.

                  (vii) The aggregate of all accounts receivable which are owed by any Related Entity. (viii) The aggregate of all accounts receivable to the extent that the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Administrative Agent in its discretion.

                  (ix) The aggregate of all accounts receivable which are evidenced by a promissory note or other documentation evidencing modified payment terms.


                  (x) The aggregate of all accounts receivable which are owed by any person employed by, or a salesperson of, the Borrower.

"ACCELERATION":          The making of demand or declaration that any
       indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

"ACCELERATION NOTICE":     Written notice as follows:

                  (a) From the Administrative Agent to the Collateral Agent, as provided in Section 14:14-1(a).

                  (b) From the SuperMajority Lenders, as provided in Section 14:14-1(b).

                  (c)    From the Term Lender, as provided in Section
                         14:14-1(c).

                                      . 3 .

       The Administrative Agent shall provide copies of any Acceleration notice to each Revolving Credit Lender and to the Term Lender, as applicable.

"ACCOUNTS" and "ACCOUNTS RECEIVABLE" "Accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

"ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

"ACH": Automated clearing house.

"ADMINISTRATIVE AGENT": Is defined in the Preamble.

"ADMINISTRATIVE AGENT'S COVER": The amount which the Administrative Agent makes available to the Borrower, as provided in Section 13:13-3, below, which amount a Revolving Credit Lender was obligated to provide to the Administrative Agent in accordance with Section 2:2-23(a), below.

"ADMINISTRATIVE AGENT'S FEE": Is defined in Section 2:2-13.

"AFFILIATE": With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, control of the other; or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

"AGENT":     When not preceded by "Administrative" or "Collateral", the term
       "Agent" refers collectively and individually to the Administrative Agent and the Collateral Agent.

"AGENTS' RIGHTS AND REMEDIES":  Is defined in Section 12:12-6.


                                      . 4 .

"APPAREL DIVISION BORROWING BASE": The result of the following:

                  (a) The product of the Retail of Eligible Inventory (net of Inventory Reserves) of the Apparel Division Borrowers MULTIPLIED BY the Apparel Division Inventory Advance Rate.
                  PLUS

                  (b) 85% of the face amount of Eligible Credit Card Receivables of the Apparel Division Borrowers.
                  PLUS

                  (c) 75% of the face amount of Eligible Corporate Receivables (net of A/R Reserves) of the Apparel Division Borrowers.

                  PLUS

                  (d) 85% of the face amount of Eligible Host Store Receivables of the Apparel Division Borrowers.

                  MINUS

                  (d) The then aggregate of the Availability Reserves applicable to the Apparel Division Borrowers.

"APPAREL DIVISION BORROWERS": JBI Apparel, Inc.; The Casual Male, Inc.; WGS
       Corp.; and TCMB&T, Inc.

"APPAREL DIVISION INVENTORY ADVANCE RATE":  From the effective date of this
                                            Agreement until
                                            December 15, 1999:               29%
             FOR PERIODS THEREAFTER:
             From December 16 to August 31                          :        27%
             From September 1 to December 15                        :        29%

"APPRAISED INVENTORY LIQUIDATION VALUE":    The product of (a) the Retail of
       Eligible Inventory (net of Inventory Reserves) MULTIPLIED by (b) that percentage determined by the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent as reflecting that appraiser's estimate of the realization on the Retail of the Borrowers' Inventory in a liquidation thereof.

"ASSIGNING REVOLVING CREDIT LENDER":        Defined in Section 17:17-1(a).

"ASSIGNMENT AND ACCEPTANCE":                Defined in Section 17:17-1(b).


                                      . 5 .

"AVAILABILITY RESERVES": Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (i) Rent (based upon past due rent , except where a Landlord's Waiver, acceptable to the Collateral Agent , has been received by the Administrative Agent ).

                  (ii)   In store customer credits.

                  (iii)  Gift Certificates.

                  (iv)   Frequent Shopper Programs.

                  (v)    Layaways and Customer Deposits

                  (vi) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Collateral Agent in the Collateral.

                  (viii) L/C Landing Costs.

                  (ix)   Year 2000 compliance.

             At the execution of this Agreement, the only Availability Reserves are those described in Section 2:2-3.

"BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

"BASE": The Base Rate announced from time to time by BankBoston, N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

"BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the
       Base Margin Rate.

"BASE MARGIN RATE": That per annum rate which is the aggregate of Base PLUS 0.5% per annum.


                                      . 6 .

"BASELINE COVENANT BREACH": For three (3) consecutive days,

                  (x) The aggregate of (i) the unpaid principal balance of the Loan Account PLUS (ii) the Stated Amount of all then outstanding L/C's, PLUS (iii) the then unpaid principal balance of the Term Loan exceeds

                  (y) The aggregate of (i) all components of the Apparel Division Borrowing Base and the Shoe Division Borrowing Base (net of any Reserves applicable thereto) other than any component based on Eligible Inventory PLUS
                         (ii) Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage.

"BBL EQUIPMENT LOAN":       The $9,000,000.00 term loan to be made by BancBoston
       Leasing, Inc. to the Borrowers contemporaneous with the execution of this Agreement.

"BBRF":     BankBoston Retail Finance Inc.

"BLOCKED ACCOUNT":    Any account (other than the Concentration Account) into
       which the contents of any DDA is transferred.

"BORROWING BASE CERTIFICATE":  Is defined in Section 6:6-3.

"BORROWERS": Is defined in the Preamble.

"BORROWERS' REPRESENTATIVE":   Is defined in the Preamble.

"BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Administrative Agent is not open to the general public to conduct business.

"BUSINESS PLAN":      The Borrowers' business plan annexed hereto as EXHIBIT
       6:6-12(b)., and any revision, amendment, or update of such business plan to which the Administrative Agent has provided its written sign-off.

"BUYOUT":      The consummation of a transaction described in Section 17:17-3.

"CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities on account of the

                                      . 7 .

       acquisition of any interest in any fixed asset (other than by reason of the acquisition of the Repp Limited Division of Edison Brothers by JBI Apparel, Inc) which may be capitalized in accordance with GAAP.

"CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

"CHANGE IN CONTROL":   (a)     The failure of an Obligor to own, beneficially
       and of record, 100% of the capital stock of all Obligors (other than J. Baker) having the right, under ordinary circumstances, to vote for the election of directors of those Obligors.

                       (b) The occurrence of any event or circumstance such that the Borrowers' Representative does not have the power to elect all directors of all other Borrowers.

                       (c) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 35% or more of the issued and outstanding capital stock of the Borrowers' Representative having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

"CHATTEL PAPER": Has the meaning given that term in the UCC.

"COLLATERAL": Is defined in Section 9:9-1.

"COLLATERAL AGENT":   Is defined in the Preamble.

"COLLATERAL INTERESTS":      Any interest in property to secure an obligation,
       including, without limitation, security interests, mortgages, and deeds of trust.

"CONCENTRATION ACCOUNT":  Is defined in Section 8:8-3.

"CONSENT": Actual consent given by the Lender from whom such consent is sought;
       or the passage of Seven (7) Business Days from a Lender's receipt of written notice from an Agent of a proposed course of action to be followed by that Agent without such Lender's giving that Agent written notice of that Lender's objection to such course of action, PROVIDED THAT that Agent may rely on said passage of time as consent by a Lender only if that Agent's notice specifically states that consent will be deemed effective if no objection

                                      . 8 .

       is received within such time period.

"CONSOLIDATED":     When used to modify a financial term, test, statement, or
       report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

"CONSOLIDATED EBITDA":      The Borrowers' Consolidated earnings before
       interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

"COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by any Agent's attorneys and all reasonable costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, which costs and expenses are directly or indirectly related to or in respect of any Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents' Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective rate of interest which the Administrative Agent may then charge the Borrower hereunder for Base Margin Loans.

"CURRENT PAY INTEREST":        Is defined in Section 3:3-4(a)(i)

"CUSTOMER CREDIT LIABILITY":   Gift certificates, merchandise credits, and
       similar liabilities of any Borrower to its retail customers and prospective customers.

"DELINQUENT REVOLVING CREDIT LENDER":      Defined in Section 13:13-3(c),

"DDA": Any checking or other demand daily depository account maintained by the Borrowers.

"DEPOSIT ACCOUNT":    Has the meaning given that term in the UCC.

                                      . 9 .

"DOCUMENTS": Has the meaning given that term in the UCC.

"DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

"ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300,000,000.00, or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights of a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

"ELIGIBLE CORPORATE RECEIVABLES": Such of a Borrower's accounts receivable arising in the ordinary course of that Borrower's business for goods sold and/or services rendered by the Borrower which Accounts and accounts receivable have been determined by the Administrative Agent to be satisfactory and have been earned by performance and are owed to that Borrower by such of that Borrower's Account Debtors as the Administrative Agent determines to be satisfactory, in that Agent's discretion in each instance as to which Accounts, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances.

"ELIGIBLE CREDIT CARD RECEIVABLES": Under 4 business day accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, is deemed in the discretion of the Administrative Agent to be eligible).

"ELIGIBLE HOST STORE RECEIVABLES:" Amounts due from Host Stores which, if due from a Key Host Store, is subject to a Host Store Consent.

"ELIGIBLE IN-TRANSIT INVENTORY": "Eligible In-Transit Inventory " will be calculated at 75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible L/C Inventory), title to which has passed to a Borrower and which is then being shipped from a foreign location for receipt, within 45 days, at a warehouse of one of the Borrowers, PROVIDED THAT

                  (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                  (b)    The documents which relate to such shipment names the

                                     . 10 .

              Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent) .

"ELIGIBLE INVENTORY": "Eligible Inventory" will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Retail and (to the extent not reflected in the stock ledger) JBI Apparel catalogue and Work N' Gear inventory shall be determined at Retail as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the Administrative Agent. "Eligible Inventory" will consist of the following:

                  (a) Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Administrative Agent, in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and encumbrances, which Inventory, if at a Key Host Store, is subject to a Host Store Consent.

                  (b)    Eligible L/C Inventory.

                  (c) Eligible In-Transit Inventory Without limiting the foregoing, "Eligible Inventory" shall not include (i) [direct shipment inventory]; (ii) any non-merchandise inventory (such as labels, bags, and packaging materials); (iii) "dummy warehouse inventory"; and (iv) damaged goods, return to vendor merchandise, packaways, consigned inventory, and other similar categories.

"ELIGIBLE L/C INVENTORY": "Eligible L/C Inventory" will be calculated at 75% of the retail value of such of the Borrowers' Inventory (without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), the purchase of which is supported by a documentary L/C then having an initial expiry of seventy five or less days, PROVIDED THAT

                  (a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

                  (b) The documentary L/C supporting such purchase names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers

                                     . 11 .

              Agreement in form reasonably satisfactory to the Collateral
              Agent).

"EMPLOYEE BENEFIT PLAN": As defined in ERISA.

"ENCUMBRANCE": Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

"END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

"ENVIRONMENTAL LAWS":       All of the following:

                  (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect; and

                  (b) the common law relating to damage to Persons or property from Hazardous Materials.

"EQUIPMENT": "Equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrowers' business, and any and all accessions or additions thereto, and substitutions therefor.

"ERISA":        The Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE": Any Person which is under common control with the Borrowers within the

                                     . 12 .

              meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

"EVENTS  OF DEFAULT": Is defined in Article 11:. Each reference herein to an
              "Event of Default" is to an Event of Default not then duly waived by the requisite Lenders or by the Agents, as applicable (as to which due waiver, SEE Section 20:20-4(b)). In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection for which the Borrowers are obligated to reimburse any Agent or the Lenders, which reimbursement obligation is not specifically duly waived).

"FEE LETTER":  The letter dated July 29, 1999, amongst the Agents, BBRF, and the
              Borrower.

"FIXED CHARGE RATIO": The decimal equivalent of that fraction in which the (a)
              numerator is the result of Consolidated EBITDA, MINUS Capital Expenditures and (b) the denominator is the aggregate of cash payments of interest on Indebtedness, PLUS cash payments of principal of Indebtedness (in each instance for the same period), PLUS cash payments of taxes, PROVIDED, HOWEVER, the cash payments of principal of Indebtedness shall not include principal payments on account of the Term Loan Debt.

"FIXTURES": Has the meaning given that term in the UCC.

"GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, PROVIDED, HOWEVER, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, (a) the Borrowers' compliance with the financial performance covenants imposed pursuant to Section 6:6-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrowers shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers' chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

"GENERAL INTANGIBLES": "General Intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrowers; credit memoranda

                                     . 13 .

       in favor of the Borrowers; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrowers to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrowers in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrowers or credit extended or services performed, by the Borrowers, whether intended for an individual customer or the general business of the Borrowers, or used or useful in connection with research by the Borrowers.

"GOODS": Has the meaning given that term in the UCC.

"GUARANTOR":  Each Person listed on EXHIBIT 1:1-0, annexed hereto.

"GUARANTOR AGREEMENT":    Each instrument and document executed by any guarantor
       of the Liabilities to evidence or secure that guarantor's guaranty thereof.

"GUARANTOR DEFAULT": Default or breach or the occurrence of any event of default under any Guarantor Agreement.


                                     . 14 .

"HAZARDOUS MATERIALS:" Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

"HOST STORE": An entity which operates a retail store at which a Borrower operates a retail shoe or apparel department as a so-called "licensed department".

"HOST STORE AGREEMENT":    Any lease, license, or similar agreement with any
       Host Store pursuant to which a Borrower operates or is to operate a retail shoe department as a so-called "licensed department".

"HOST STORE CONSENT":               An agreement by a Key Host Store

                         (a) with the Agents' predecessors in interest under the 1997 JBI / Morse Shoe Facility ; or

                         (b) which the Administrative Agent determines (in the Administrative Agent's discretion) provides for reasonable safeguards and protections concerning the interests of the Agents and the Lenders in the assets and operations of that Borrower, which agreement shall be similar in tenor to those provided to GBFC, Inc. and Fleet National Bank, as agents, in connection with the 1997 JBI / Morse Shoe Facility.


"INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                (d)   On account of deposits or advances.

                                     . 15 .

                (e) As lessee under Capital Leases. "INDEBTEDNESS" of any Person shall also include:

                    (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                    (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

                    (z) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

"INDEMNIFIED PERSON": Is defined in Section 20:20-12.

"INSTRUMENTS": Has the meaning given that term in the UCC.

"INTEREST PAYMENT DATE": With reference to:
                Each Libor Loan: The last day of the Interest Period relating thereto; the Termination Date; the End Date.

                Each Base Margin Loan: the first day of each month; the Termination Date; and the End Date.

"INTEREST PERIOD":  (a)  With respect to each Libor Loan: Subject to Subsection
              (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, or three months thereafter, (and with respect to the period commencing with the execution of this Agreement and ending on October 1, 1999, one, two, or three weeks) in each instance as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-5(a)) to the Administrative Agent and such other periods (no longer, in any event, than three months) to which the Borrowers' Representative and the Administrative Agent may agree.

                    (b) With respect to each Base Margin Loan: Subject to
              Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrowers' Representative may elect by notice (pursuant to Section 2:2-5(a)) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                                     . 16 .

                    (c) The setting of Interest Periods is in all instances
              subject to the following:

                    (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                    (ii) Any Interest Period for a Libor Loan which would
              otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                    (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                    (iv) Any Interest Period which would otherwise end after the
              Termination Date shall end on the Termination Date.

                    (v) The number of Interest Periods in effect at any one time is subject to Section 2:2-11(d) hereof.

"INVENTORY": "Inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers, or used or consumed or to be used or consumed in the Borrowers' business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

INVENTORY RESERVES": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                    (i)  Obsolescence (based on inventory on hand beyond a

                                     . 17 .

                              given number of days).
                    (ii)      Seasonality.
                    (iii)     Shrinkage.
                    (iv)      Imbalance.
                    (v)       Change in Inventory character.
                    (vi)      Change in Inventory composition
                    (vii)     Change in Inventory mix.
                    (viii)    Markdowns (both permanent and point of sale)
                    (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.
                    (x)       Consigned goods

         At the execution of this Agreement, the only Inventory Reserves are those described in Section 2:2-3.


"INVESTMENT PROPERTY":  Has the meaning given that term in the UCC.

"ISSUER":       Unless otherwise agreed between the Borrowers' Representative and the Administrative Agent, "Issuer" refers to BankBoston, N.A., and any successor to BankBoston, N.A.

"J. BAKER":     J. Baker, Inc.

"KEY HOST STORE":   Any Host Store at whose Stores more than five percent (5%)
       of the Borrowers' Inventory (at Retail) is located.

"L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of the Borrowers and any acceptance made on account of such letter of credit.

"L/C LANDING COSTS": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

"LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the

                                     . 18 .

       Borrowers is entitled to the use or occupancy of any real property.

"LENDER":    Collectively and each individually, each Revolving Credit Lender and the Term Lender.

"LENDERS'SPECIAL COUNSEL": A single counsel, selected by the Majority Lenders following the occurrence of an Event of Default to represent the interests of the Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

"LIABILITIES" (in the singular, "LIABILITY") includes, without limitation, the following:

             (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan
       Documents:

             (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to any Lender and/or any Agent, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document.

             (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by each Borrower to any Lender and/or any Agent (including all future advances whether or not made pursuant to a commitment by the Revolving Credit Lenders), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Borrower to any Lender and/or any Agent may hold against any of the Borrowers.

             (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by any Borrower to any Lender and/or any Agent, each of every kind, nature, and description.

             (iv) All interest, fees, and charges and other amounts which may be charged by any Agent to any of the Borrowers and/or which may be due from any of the Borrowers to any Agent from time to time.

             (v) All costs and expenses incurred or paid by any Agent in respect of any agreement between any of the Borrowers, any Agent, or any Lender and/or any instrument furnished by any of the Borrowers to any Agent (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                                     . 19 .

                              (vi) Any and all covenants of each of the
                    Borrowers to or with any Borrower to any Lender and/or any Agent and any and all obligations of each of the Borrowers to act or to refrain from acting in accordance with any agreement between any of the Borrowers and the any Borrower to any Lender and/or any Agent or instrument furnished by any of the Borrowers to any Borrower to any Lender and/or any Agent.

                              (vii) Each of the foregoing as if each reference
                    to "any Lender and/or any Agent " therein were to each Affiliate of any Agent or any Lender.

                              (b) Any and all direct and indirect liabilities,
                    debts, and obligations of Borrower to any Agent or any Affiliate of an Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this Agreement or any other Loan Document, including cash management services or the issuance of any L/C.

          "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.

          "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a
                    Libor Rate.

          "LIBOR MARGIN": 225 Basis Points.

          "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent in good faith to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the London interbank market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

          "LIBOR RATE": That per annum rate which is the aggregate of the Libor Offer Rate PLUS the Libor Margin EXCEPT THAT, in the event that it is determined by the Administrative Agent in good faith that any Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                                     . 20 .

                              (a) is the decimal equivalent of the following
                    fraction:
                                        Libor Offer Rate
                                        ----------------
                                  1 minus Reserve Percentage

                              (b) the applicable Libor Margin.


          "LIQUIDATION": The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Borrower following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

          "LOAN ACCOUNT": Is defined in Section 2:2-8.

          "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that respective Revolving Credit Lender's Revolving Credit Dollar Commitment. With respect to the Term Lender, the then unpaid principal balance of the Term Loan.

          "LOAN DOCUMENTS": This Agreement and each instrument and document executed and/or delivered as contemplated by Section 3:3-2 or Article 4: or hereafter, respectively which evidences any obligation to repay or creates any Liability or any security or collateral interest which secures any Liability, as each may be amended from time to time.

          "LOAN TO COLLATERAL PERCENTAGE": Subject to Section 5:5-20(c), the
                    following:
                         Closing to April 30, 2000:              105%
                         May 1, 2000 to July 31, 2000:           100%
                         August 1, 2000 to November 30, 2000:     95%
                         Thereafter:                              90%

          "LOAN TO COLLATERAL RESERVES": Reserves set so that


                              (a) The Amount made available under the Apparel
                    Division Borrowing Base and the Shoe Division Borrowing Base on account of Eligible Inventory does not exceed in the aggregate the Appraised Inventory Liquidation Value multiplied by 85%.
                              (b) The aggregate of (i) the then unpaid
                    principal balance of the Term Loan PLUS (ii) amounts made available under the Apparel Division Borrowing Base and the

                                     . 21 .

                    Shoe Division Borrowing Base on account of Eligible Inventory does not exceed the Appraised Inventory Liquidation Value multiplied by the Loan to Collateral Percentage.

          "LOCAL DDA": A depository account maintained by any Borrower, the only contents of which may be transfers FROM the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

          "MAJORITY LENDERS": Lenders (other than Delinquent Revolving Credit
                    Lenders) holding 51% or more of the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

          "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place or where preparation of the Borrowers' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 6:6-12 where such a breach would not have occurred if such change had not taken place or VISA VERSA.

          "MATURITY DATE": May 1, 2002.

          "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

          "NONCONSENTING REVOLVING CREDIT LENDER": Defined in Section 16:16-10.

          "OBLIGOR": Each Borrower and J. Baker.

          "OPERATING ACCOUNT": Is defined in Section 8:8-3.

                                     . 22 .

          "OVERALL  AVAILABILITY": The lesser of (a) or (b), where

                  (a) is The result of

                         (i) The Revolving Credit Loan Ceiling

                         MINUS

                         (ii) The aggregate unpaid balance of the Loan Account

                         Minus

                         (iii) The aggregate undrawn Stated Amount of all then outstanding L/C's.

                  (b) is The result of

                         (i) Shoe Division Borrowing Base

                         PLUS

                         (ii) Apparel Division Borrowing Base

                         MINUS

                         (iii) The Loan to Collateral Reserves

                         MINUS

                         (iv) The aggregate unpaid balance of the Loan Account

                         MINUS

                         (v) The aggregate undrawn Stated Amount of all then

                         outstanding L/C's.

          "PARTICIPANT": Is defined in Section 20:20-15, hereof.

          "PERMISSIBLE OVERLOANS": Revolving Credit Loans which aggregate not more than 5% of the aggregate of the Shoe Division Borrowing Base PLUS the Apparel Division Borrowing Base, where such loans are both (a) Protective Overadvances and (b) are made at a time when there is no availability for loans, advances, or financial accommodations under the Shoe Division Borrowing Base or the Apparel Division Borrowing Base and/or when Overall Availability equals zero.

          "PERMITTED ASSET SALE": A sale of Inventory, other than in the ordinary course of Inventory and which may include the trade fixtures associated with the sale of such Inventory (such as a store closing or strategic sale), where (a) the net proceeds, to the relevant Borrower, of such sale are equal to or greater than the inventory advance rate then applicable to such Inventory and (b) the cumulative aggregate of Inventory which is the subject to such sale(s), in any fiscal year, is not in excess of ten percent (10%) of the

                                     . 23 .

                    Borrowers' average monthly balance inventory for the then immediately prior fiscal year.

          "PERMITTED DISTRIBUTIONS": The following payments:

               (a) To J. Baker, in order to make regularly scheduled payments of interest on J. Baker's 7% Convertible Subordinated Notes due 2002.

               (b) To J. Baker, in order to make regularly scheduled payments of interest on J. Baker's Subordinated Convertible Debentures due 2002, which Debentures are subject of a certain First Supplemental Indenture dated as of January 28, 1993.

               (c) Dividends, declared and made after the date of this Agreement, not exceeding $1.5 Million in any one year, and not otherwise described in this Definition.

               (d) Dividends, which when combined with the dividends described in Section (c) of this Definition, do not exceeded 25% of the Borrowers' Consolidated cumulative net income for periods after July 31, 1999, PROVIDED THAT each of the following conditions is satisfied:

                    (ii) Overall Availability, during the fiscal quarter
                         immediately prior to that during which such payment is to be made, is not less than $30,000,000.00.

                    (iii) Overall Availability, after giving effect to the
                         payment of such dividend, is not less than $30,000,000.00.

               (d)  Permitted Overhead Contributions.

          "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in
                    Section 5:5-7(a) hereof.

          "PERMITTED INVESTMENTS": Marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; investments (not to exceed $100,000.00 at any one time) in common and preferred stock traded on national securities exchanges; additional investments in the capital stock of any other Borrower; investments permitted pursuant to Section 5:5-19(c)(ii); and loans permitted pursuant to Section 5:5-21(c).

                                     . 24 .

          "PERMITTED OVERHEAD CONTRIBUTIONS": Rent under the lease of the Canton
                    Warehouse.

          "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

          "PIK INTEREST": Defined in Section 3:3-4(a)(ii).

          "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Collateral Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

          "PREPAYMENT PARAMETER": Defined in Section 3:3-3(b)(ii).

          "PROCEEDS": "Proceeds" as defined in the UCC (defined below), and each type of property described in Section 9:9-1 hereof.

          "PRO-RATA": A proportional distribution based upon a Lender's percentage claim to the overall aggregate amount being distributed.

          "PROTECTIVE ADVANCES": The aggregate of Revolving Credit Loans and expenditures and incurrences of obligations by the Agents respectively which are made or undertaken in the Agents' reasonable discretion to: protect or preserve the Collateral Interests which secure the Liabilities and the Agents' rights upon default or otherwise or which the Agents determine in their reasonable discretion, are appropriate to facilitate a Liquidation, PROVIDED, HOWEVER, "Protective Advances" shall not exceed $7.5 Million in the aggregate at any one time outstanding.

          "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

          "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrowers' Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrowers, and bankers' acceptances held by the Borrowers, and any rights to payment.


                                     . 25 .

          "REGISTER": Defined in Section 17:17-1(f).

          "RELATED ENTITY": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with any Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; controls or is controlled by any Borrower or by any Affiliate of any Borrower.

                              (b) Any Affiliate.

          "REQUIREMENT OF LAW": As to any Person:

                              (a)(i) All statutes, rules, regulations, orders,
                    or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.
                              (b) That Person's charter, certificate of
                    incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

          "RESERVES": All (if any) Availability Reserves and Inventory Reserves.

          "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

          "RETAIL": As reflected in a Borrowers' stock ledger, being the current ticket price aggregated by SKU, except that to the extent that Eligible Inventory is not reflected in the

                                     . 26 .

                    stock ledger, "Retail" shall be determined as tracked on such non stock ledger inventory systems of a Borrower which are deemed adequate for such purpose by the Administrative Agent in the exercise of the Administrative Agent's discretion.

          "REVOLVING CREDIT": Is defined in Section 2:2-1.

          "REVOLVING CREDIT DEBT": At any time, the lesser of (a) or (b), where
                    (a) is: $150 Million (b) is: Indebtedness (including principal and unpaid interest) of the Borrowers on account of loans under the Revolving Credit advances made pursuant to this Agreement which, when incurred or when Acceleration takes place, is equal to or less than amounts which, as reflected on the Borrowing Base Certificate provided to the Administrative Agent for the date when incurred (or on the then most recently provided such Borrowing Base Certificate in the event that one had not been provided for the relevant date), were within amounts available to be borrowed under the Revolving Credit or constituted Permissible Overloans, IT BEING UNDERSTOOD that, (i) in the absence of manifest computational error by the Borrowers' Representative, the Administrative Agent may rely on, and Term Lender shall be bound by, the determination of such availability as reflected on such Borrowing Base Certificate, and (ii) the status of indebtedness as "Revolving Credit Debt" is determined without regard to any subsequent declination in the appraised value of the Inventory or other assets on which such availability had been so determined, and (iii) the occurrence of a BaseLine Covenant Breach, in and of itself, shall not affect the status of indebtedness as "Revolving Credit Debt". (For purposes of the determination of whether a loan or advance to cover the honoring of a L/C constitutes "Revolving Credit Debt", the date of issuance of the subject L/C shall constitute the date on which the subject indebtedness was incurred).

          "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on SCHEDULE 1, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

          "REVOLVING CREDIT EARLY TERMINATION FEE": Is defined in Section
                    2:2-15.

          "REVOLVING CREDIT FEES": The Unused Line Fee and Revolving Credit
                    Early Termination Fee and fees for L/C's which, under the Loan Agreement, are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by the Borrower in respect

                                     . 27 .

                    of the Revolving Credit other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents. . "REVOLVING CREDIT LENDERS": Is defined in the Preamble to this Agreement.

          "REVOLVING CREDIT LOAN": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (SEE
                    Section 2:2-11(c)).

          "REVOLVING CREDIT LOAN CEILING": $150 Million.

          "REVOLVING CREDIT NOTE": Is defined in Section 2:2-9.

          "REVOLVING CREDIT OBLIGATIONS: The aggregate of the Borrowers' liabilities, obligations, and indebtedness, under or on account of the Revolving Credit, Loan Agreement, of any character to the Administrative Agent and to the Revolving Credit Lenders.

          "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on
                    SCHEDULE 1 annexed hereto (as such percentages may change in accordance with the provisions of this Agreement).

          "SHOE DIVISION BORROWING BASE": The result of the following:

                    (a) The product of the Retail of Eligible Inventory (net of Inventory Reserves) of the Shoe Division Borrowers MULTIPLIED BY the Shoe Division Inventory Advance Rate.

                    PLUS

                    (b) 85% of the face amount of Eligible Credit Card Receivables of the Shoe Division Borrowers.

                    PLUS

                    (c) 85% of the face amount of Eligible Host Store Receivables of the Shoe Division Borrowers.

                    MINUS

                    (d) The then aggregate of the Availability Reserves applicable to the Shoe

                                     . 28 .

                         Division Borrowers.

          "SHOE DIVISION BORROWERS": Morse Shoe, Inc. and JBI, Inc.

          "SHOE DIVISION INVENTORY ADVANCE RATE": From the effective date of this Agreement until
                                                  December 15, 1999:      30%

                    FOR PERIODS THEREAFTER:

                    From December 16 to August 31 :                       28%

                    From September 1 to December 15 :                     30%

          "SIDE COLLATERAL ACCOUNT": An account established by the Borrowers' Representative with BankBoston, N.A., the contents of which shall be pledged to the Collateral Agent to secure the Liabilities and which may consist of cash and Permitted Investments.

          "STANDSTILL PERIOD": A period of 15 consecutive days, initiated by written notice by the Term Lender to the Administrative Agent in accordance with Section 14:14-2(a).

          "STATED AMOUNT": The maximum amount for which an L/C may be honored.

          "STORE": Each Host Store and other location at which a Borrower otherwise regularly offers Inventory for sale to the public.

          "SUPERMAJORITY LENDERS": Lenders (other than Delinquent Revolving
                    Credit Lenders) holding 66-2/3% or more the Loan Commitments (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

          "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period or is duly waived.

          "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

          "SWINGLINE LENDER": BBRF.


                                     . 29 .

          "SWINGLINE LOAN CEILING": $15,000,000.00, subject to increase with the consent of the SwingLine Lender and the Majority Lenders.

          "SWINGLINE LOANS": Defined in Section 2:2-7(a).

          "TERM LOAN DEBT PAYMENT": Any payment of principal, interest
                    (whether payable in cash or otherwise), fees, premium, or otherwise on account of Term Loan Debt.

          "TERM LENDER": Defined in the Preamble.

          "TERM LOAN": Defined in Section 3:3-1.

          "TERM LOAN ACTION EVENT": The occurrence of a BaseLine Covenant
                    Breach or a Term Loan Payment Breach.

          "TERM LOAN COMMITMENT FEE": Described in Section 3:3-5.

          "TERM LOAN DEBT": The aggregate of the Borrower's liabilities, obligations, and indebtedness of any character to Term Lender under the Loan Documents, other than Term Loan Fees.

          "TERM LOAN EARLY TERMINATION FEE": Defined in Section 3:3-3(d).

          "TERM LOAN FEES": The Term Loan Commitment Fee, the Term Loan
                    Early Termination Fee, and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by the Borrower in respect of the Term Loan other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent's duties under the Loan Documents.

          "TERM LOAN PAYMENT BREACH": The failure by the Borrowers to have made any payment on account of the Term Loan Debt or Term Loan Fees prior to expiry of any grace period applicable to such payment.

          "TERM NOTE": Defined in Section 3:3-2.

          "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 11:11-11 hereof; or (c) date set by notice by the Agent to the

                                     . 30 .

                    Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 11:11-11 hereof.

          "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such Transfer and the subject Lender.
                         Transfers to all Revolving Credit Lenders or to any
                    Person who becomes a Revolving Credit Lender pursuant to
                    Section 17:17-1, shall be effected pursuant to wire instructions given by the subject Revolving Credit Lender or by such Person to, and agreed to by, the Agent making such Transfer or as otherwise agreed to between such Person and such Agent.
                         Transfers to the Term Lender shall be effected pursuant
                    to wire instructions given by such Person to, and agreed to by, the Agent making such Transfer or as otherwise agreed to between Term Lender and such Agent
                         Wire transfers to any Agent shall be in accordance with
                    the following wire instructions:

                                BankBoston, N.A.
                                ABA No. 011000390
                                Acct Name: BankBoston Retail Finance Inc.
                                Acct No. : 530-39952
                                Reference: J. Baker

                         Wire instructions may be changed in the same manner
                    that Notice Addresses may be changed (Section 18:18-1), except that no change of the wire instructions for Transfers to any Lender shall be effective without the consent of the Agent making such Transfer.

          "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

          "UNANIMOUS CONSENT": The Consent of all Lenders (other than Delinquent
                    Revolving Credit Lenders).

          "UNUSED   LINE FEE": Is defined in Section 2:2-14.

          "YEAR 2000 COMPLIANT": Computer applications, imbedded microchips, and other systems and subsystems which properly recognize and perform their intended function without a material adverse effect on account of their respective inability to recognize certain dates

                                     . 31 .

                    prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.


ARTICLE 2: - THE REVOLVING CREDIT:

         2-1.     ESTABLISHMENT OF REVOLVING CREDIT.
                  (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Apparel Division Borrowers and the Shoe Division Borrowers, as provided herein. Except as provided in Section 2:2-2, such loans, advances, and financial accommodations shall be made with reference to the Apparel Division Borrowing Base (as to the Apparel Division Borrowers) and the Shoe Division Borrowing Base (as to the Shoe Division Borrowers) and shall be subject to Overall Availability. Apparel Division Borrowing Base, Shoe Division Borrowing Base, and Overall Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 6:6-3, below, and shall take into account those Reserves as the Administrative Agent may determine as being applicable thereto, as provided in Section 2:2-3.
                  (b) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2:2-23.
                  (c) The proceeds of borrowings under the Revolving Credit shall be used solely for the following:

                         (i) To retire the Borrowers' working capital facilities
in effect at the execution of this Agreement.

                         (ii) For on-going working capital and general corporate
requirements of the Borrowers.

No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of any of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

         2-2.     ADVANCES IN EXCESS OF AVAILABILITIES.

                  (a) No Revolving Credit Lender has any obligation to provide credit to the Shoe Division Borrowers in excess of the Shoe Division Borrowing Base; to the Apparel Division Borrowers to provide credit in excess of the Apparel Division Borrowing Base; or to the Borrowers to provide credit under circumstances where Overall Availability is equal to or less than zero.
                  (b) The Revolving Credit Lenders's obligations, amongst themselves, is subject to

                                     . 32 .

Section 13:13-3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to Sections 16:16-1(d) and 16:16-3(a) (which relate to Permissible Overloans).
                  (c) The Revolving Credit Lenders' providing of credit in excess of their obligations under this Agreement on any one occasion does not affect the obligations of the Borrowers hereunder nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2-3.     INITIAL RESERVES. CHANGES TO RESERVES.

                  (a) At the execution of this Agreement, the only Reserves are as follows:

                           (i) Availability Reserves:

                                    (A) 50% of Customer Credit Liability.

                                    (B) 2 months rent for locations in States,
                           as determined by the Administrative Agent in its discretion, in which the landlord may have a preferred position, where the subject landlord has not provided a waiver or subordination in form reasonably satisfactory to the Administrative Agent.

                                    (C) The Loan to Collateral Reserves.

                                    (ii) Inventory Reserves: A reserve for
                           shrinkage, subject to change (on seven (7) days notice to the Borrowers' Representative) to align with historic levels, and initially set as follows:

                                    (A) Shoe Division Inventory: $1.0 Million at
                           Retail and.

                                    (B) Apparel Division Inventory: $1.5 Million
                           at Retail.

                  (b) The Administrative Agent shall provide not less than seven days prior notice to the Borrower of the establishment of any Reserve (other than those established at the execution of this Agreement) EXCEPT THAT the following may be undertaken without such prior notice:

                           (i) a change to the amount of a then existing Reserve
                  (as distinguished from a change by which such Reserve is measured or determined), which change reflects changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and

                           (ii) the creation of, or a change to an existing
                  Reserve on account of circumstances which the Administrative Agent determines as having a material adverse effect on the maintenance of loan to collateral values.

         2-4. RISKS OF VALUE OF INVENTORY. The Administrative Agent's reference to a given asset concerning the providing of credit to the Borrowers is not a determination by the Administrative Agent of the value of such asset. All risks concerning the saleability of the Collateral are the Borrowers'. All Collateral secures all Liabilities whether relied upon by the Administrative Agent or the Revolving Credit Lenders.

                                     . 33 .

         2-5. LOAN REQUESTS.

              (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrowers' Representative shall be made pursuant hereto, PROVIDED THAT:

                  (i) The applicable borrowing base will not be exceeded; and

                  (ii) The Revolving Credit has not been suspended as provided in Section 2:2-5(g).

              (b) Requests for loans and advances under the Revolving Credit may be made by the Borrowers' Representative in such manner as may from time to time reasonably be acceptable to the Administrative Agent.

              (c) Subject to the provisions of this Agreement, the Borrowers' Representative may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Administrative Agent notice no later than the following:

                  (i) If such Revolving Credit Loan is or is to be converted to a Base Margin Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers' Representative, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                  (ii) If such Revolving Credit Loan is, or is to be continued as, or converted to, a Libor Loan: By 1:00PM Three (3) Libor Business Days before the end of the then applicable Interest Period or commencement of the newly requested Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

                  (iii) Any Libor Loan, the Interest Period for which expires while a Suspension Event is extant shall be converted, at the option of the Administrative Agent to a Base Margin Loan notwithstanding any notice from the Borrowers' Representative that such Loan is to be continued as a Libor Loan.

                  (iv) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

              (d) The Borrowers' Representative may request that the Administrative Agent cause the issuance of L/C's for the account of a Borrower as provided in Section 2:2-18.

               (e) The Administrative Agent may rely on any request for a loan or advance, or other

                                     . 34 .

financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers' Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as reasonably may be satisfactory to the Administrative Agent.
                  (f) A request by the Borrowers' Representative for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:
                           (i) There has been no material adverse change in the Borrowers' financial condition (taken as a whole) from the most recent financial information furnished Administrative Agent or any Revolving Credit Lender pursuant to this Agreement.
                           (ii) Each Borrower is in compliance with its covenants contained in this Agreement.
                           (iii) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).

                           (iv) No Suspension Event is then extant.

               (g) At any time that any Suspension Event is extant:

                           (i) Neither the Administrative Agent nor any
                  Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                           (ii) The Administrative Agent may suspend the right
                  of the Borrowers' Representative to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

         2-6.     MAKING OF LOANS UNDER REVOLVING CREDIT.
                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers' Representative.
                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent for the amount thereof immediately) at the following:

                                     . 35 .

                           (i) The Administrative Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers' Representative's instructions (if such loan or advance is of funds requested by the Borrowers' Representative).
                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).
                  (c) There shall not be any recourse to or liability of any Agent or any Revolving Credit Lender, on account of:
                           (i) Any delay, beyond the reasonable control of the Agents or any Revolving Credit Lender, in the making of any loan or advance requested under the Revolving Credit.
                           (ii) Any delay, beyond the reasonable control of the Agents or any Revolving Credit Lender, in the proceeds of any such loan or advance constituting collected funds.
                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers' Representative.

         2-7.     SWINGLINE LOANS
                  (a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.
                  (b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest as if the same were loans and advances under the Revolving Credit.
                  (c) The obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2:2-7(C), annexed hereto, executed by the Borrower, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, HOWEVER, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the SwingLine Lender.
                  (d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers' obligations to the SwingLine Lender constitute and are secured as "Liabilities".
                  (e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Loan Agreement.

         2-8.     THE LOAN ACCOUNT.
                  (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative

                                     . 36 .

Agent. A record may be kept in the Loan Account of all Revolving Credit Loans made under or pursuant to this Loan Agreement and of all payments thereon and sub-accounts may be established in the Loan Account to reflect loans made to the Shoe Division Borrowers and to the Apparel Division Borrowers.
                  (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Administrative Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.
                  (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the Account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Administrative Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Shoe Division Borrowing Base, Apparel Division Borrowing Base, and Overall Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.
                  (e) The Administrative Agent, without the request of the Borrowers' Representative, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Administrative Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that Overall Availability may then be equal to or less than zero. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and the Borrowers' obligations under Section 2:2-10(b). Any amount which is added to the principal balance of the Loan Account as provided in this
Section 2:2-8(e) shall bear interest at the rate then applicable to Base Margin Loans.
                  (f) In the absence of manifest error, any statement rendered by the Administrative Agent or any Revolving Credit Lender to the Borrowers' Representative concerning the Liabilities shall be considered correct and accepted by all Borrowers and shall be conclusively binding upon all Borrowers unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

                                     . 37 .

         2-9. THE REVOLVING CREDIT NOTES. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2:2-9, annexed hereto, executed by the Borrowers, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that any Revolving Credit Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

         2-10. PAYMENT OF THE LOAN ACCOUNT.
                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Unless the Borrowers' Representative otherwise advises the Administrative Agent, such payments shall be applied first to Base Margin Loans and only then to Libor Loans.
                  (b) The Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, shall pay the Administrative Agent the following (which payments shall be applied first to Base Margin Loans and only then to Libor Loans):
                           (i) That amount, from time to time, which is necessary so that Overall Availability is always equal to or greater than zero.
                           (ii) That amount, from time to time, which is necessary so that at least one dollar may be borrowed under the Revolving Credit each by the Shoe Division Borrowers and the Apparel Division Borrowers.
                  (c) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2:2-10(a) and 2:2-10(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent's failure to have done so. In no event shall action or inaction taken by the Administrative Agent with respect to such application excuse the Borrowers from any indemnification obligation under Section 2:2-10(e).
                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.
                  (e) The Borrowers indemnifies each Revolving Credit Lender and holds each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and "breakage fees" (so-called)) which such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:
                           (i) Default by any Borrower in payment of the
principal amount of or any

                                     . 38 .

         interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender to Revolving Credit Lenders of funds obtained by it in order to maintain its Libor Loans
                           (ii) Default by any Borrower in making a borrowing or conversion after the Borrowers' Representative has given a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.
                           (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         2-11. INTEREST RATES ON REVOLVING CREDIT LOANS.
                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2:2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.
                  (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.
                  (c) Subject to the provisions hereof, the Borrowers' Representative, by notice to the Administrative Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Borrowers' Representative. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan". The Borrowers' Representative may combine Revolving Credit Loans obtained on the same day for the Shoe Division Borrowers and the Apparel Division Borrowers for purposes of the selecting an interest rate applicable thereto.
                  (d) The Borrowers' Representative shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Eight (8) Libor Loans outstanding at any one time.
                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                           (i) On the applicable Interest Payment Date for that
                  Revolving Credit Loan.
                           (ii) On the Termination Date and on the End Date.
                           (iii) Following the occurrence of any Event of
                  Default, with such frequency as may be determined by the Administrative Agent. (f) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), each Revolving Credit Loan shall bear interest, at the option of the Administrative Agent or at the direction of the

                                     . 39 .

SuperMajority Lenders at rate which is the aggregate of the then applicable rate for that loan PLUS Two Percent (2%) per annum.

         2-12. REVOLVING CREDIT UNDERWRITING FEE. As compensation for the commitment of BBRF included herein to make loans and advances to the Borrower and as compensation for its maintenance of sufficient funds available for such purpose, BBRF has earned the Underwriting Fee, which shall be paid at the times and in the amounts as set forth the Fee Letter.

         2-13. ADMINISTRATIVE AGENT'S FEE. In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent an "ADMINISTRATIVE AGENT'S FEE" (so referred to herein) at the times and in the amounts as set forth the Fee Letter.

         2-14. UNUSED LINE FEE. In addition to any other fee by the Borrowers on account of the Revolving Credit, the Borrowers' Representative shall pay the Administrative Agent, for the Pro-Rata account of the Revolving Credit Lenders, an "UNUSED LINE FEE" (so referred to herein) in arrears, on the first day of each quarter (and on the Termination Date). The Unused Line Fee shall be equal to 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Loan Ceiling and the aggregate of the unpaid principal balance of the Loan Account plus the undrawn amount of all L/C's outstanding during the quarter just ended (or such relevant period).

         2-15. REVOLVING CREDIT EARLY TERMINATION FEE.
                  (a) In the event that the Termination Date occurs, for any reason, prior to February 28, 2001, then except as provided in Section 2:2-15(b), the Borrowers shall pay the Administrative Agent, for the Pro-Rata account of the Revolving Credit Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) consisting of one percent (1.0%) of the Revolving Credit Loan Ceiling.

                  (b) No Revolving Credit Early Termination Fee shall be due and payable in the event of the early termination of the Revolving Credit in connection with a refinancing of the Revolving Credit agented or provided by BBRF or any affiliate of BBRF, IT BEING UNDERSTOOD THAT neither BBRF nor any affiliate of BBRF has agreed to provide any such refinancing.

         2-16  CONCERNING FEES.   Except as provided in Section 2:2-15(b) , the
Borrower shall not be entitled to any credit, rebate or repayment of any fee previously earned by any Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or

                                     . 40 .

termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

         2-17. AGENT'S AND LENDERS' DISCRETION.
                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by any Agent or any Lender shall be to that Person's reasonable exercise of its judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:
                           (i) Will or reasonably could be expected to affect, in more than a DE MINIMUS manner, the value of the Collateral, the enforceability of the Collateral Agent's security and collateral interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent's realizing upon the Collateral and likely Costs of Collection).
                           (ii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.
                           (iii) Constitutes a Suspension Event.
                  (b) In the exercise of such judgement, each Agent and each Lender also reasonably may take into account any of the following factors:
                           (i) Those included in, or tested by, the definitions of "Eligible Credit Corporate Receivables", "Eligible Credit Card Receivables", "Eligible Host Store Receivables", Eligible Inventory," "Eligible In-Transit Inventory", "Eligible L/C Inventory" and "Retail".
                           (ii) Material changes in or to the mix of a
Borrower's Inventory.
                           (iii)Seasonality with respect to a Borrower's
Inventory and patterns of retail sales. (c) The burden of establishing the failure of any Agent or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers'.

         2-18. PROCEDURES FOR ISSUANCE OF L/C'S.
                  (a) The Borrowers' Representative may request that the Administrative Agent cause the issuance of L/C's for the account of a Borrower. Each such request shall be in such manner as may from time to time reasonably be acceptable to the Administrative Agent.
                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers' Representative, PROVIDED THAT , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-5(g) and if so issued:

                                     . 41 .

                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $40,000,000.00.
                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:
                                (A)     Standby's:     One (1) year from initial
                                                       issuance.
                                (B)     Documentary's: One Hundred Eighty (180)
                                                       days from issuance.
                           (iii) Borrowing Base would not be  exceeded.
                  (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

                  (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Revolving Credit Lender on account of

                           (i) Any delay or refusal by an Issuer to issue an L/C;
                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.
                  (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of the Borrowers' Representative, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2:2-10(b) hereof.

         2-19. FEES FOR L/C'S.
                  (a) The Borrowers shall pay to the Administrative Agent for the Pro-Rata account of the Revolving Credit Lenders, quarterly in arrears, on the Termination Date, and on the End Date, on account of L/C's, the issuance of which had been procured by the Administrative Agent, a fee of 1.75%, per annum, of the weighted average Stated Amount of all L/C's outstanding at any time since the most recent payment of such fee, except that following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), the above fees, at the option of the Administrative Agent or the direction of the SuperMajority Lenders shall be 3.75% per annum.

                                     . 42 .

                  (b) In addition to the fee to be paid as provided in Subsection 2:2-19(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         2-20. CONCERNING L/C'S.
                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:
                           (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.
                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.
                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.
                  (c) The Borrower may instruct the Issuer concerning the designation of any advising bank, paying bank, and negotiating bank, it BEING UNDERSTOOD that the Issuer shall honor such designation to the extent then practicable.
                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of any Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
                  (e) The Administrative Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers' Representative, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                                     . 43 .

                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:
                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to any obligation of any Revolving Credit Lender to lend or to fund drawings under any L/C; or
                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;
and the result of any event referred to in Section 2:2-20(g)(i) or 2:2-20(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers' Representative of a certificate of an officer of the subject Issuer describing, in reasonable detail, such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost. In the absence of manifest error, any Issuer's determination of costs incurred under Section 2:2- 20(g)(i) or 2:2-20(g)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.
                  (h) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:
                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.
                           (ii) the Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.
                           (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.
                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.
                  (i)     Each Issuer shall be deemed to have agreed as follows:
                           (i)      That any action taken or omitted by that
Issuer, that Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts

                                     . 44 .

and documents, shall be done in good faith and in compliance with foreign or domestic laws.
                  (ii) That the Borrowers shall not be required to indemnify the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or
(y) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

         2-21. CHANGED CIRCUMSTANCES.

                  (a) The Administrative Agent may give the Borrowers' Representative notice (with reasonable detail of the facts and circumstances) of the occurrence of the following:
                           (i). The Administrative Agent shall have determined
                  in good faith (which determination, in the absence of manifest error, shall be final and conclusive) on any day on which the rate for a Libor Loan would otherwise be set, that adequate and fair means do not exist for ascertaining such rate.

                           (ii). The Administrative Agent shall have determined
                  in good faith (which determination, in the absence of manifest error, shall be final and conclusive) that:
                                    (A) The continuation of or conversion of any
                           Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).
                                    (B) The indices on which the interest rates
                           for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.
                  (b) In the event that the Administrative Agent gives the Borrowers' Representative notice of an occurrence described in Section 2:2-21(a), then, until the Administrative Agent notifies the Borrowers' Representative that the circumstances giving rise to such notice no longer apply:
                           (i) The obligation of the Administrative Agent and of
                  each Revolving Credit Lender to make Libor Loans of the type affected by such changed circumstances or to permit the Borrowers' Representative to select the affected interest rate as otherwise applicable to any

                                     . 45 .

                  Revolving Credit Loans shall be suspended. (ii) Any notice which the Borrowers' Representative had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2:2-21(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2-22. DESIGNATION OF BORROWERS' REPRESENTATIVE AS BORROWERS' AGENT.

                  (a) Each Borrower hereby designates the Borrowers' Representative as that Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2:2-1(c). As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent, the Collateral Agent, and the Revolving Credit Lenders on account of loans and advances so made under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers' Representative and of any Borrower.
                  (b) The Borrowers' Representative shall act as a conduit for the Borrower on whose behalf the Borrowers' Representative has requested a Revolving Credit Loan and shall not have any right to obtain any loans or advances, in its own right, under the Revolving Credit. (c) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Borrowers' Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers' Representative, which shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. No Agent nor any Lender shall have any obligation to see to the application of such proceeds.


         2-23     REVOLVING CREDIT LENDERS' COMMITMENTS.
                  (a) Subject to Section 17:17-1 (which Section 17:17-1 provides for assignments and assumptions of Commitments), each Revolving Credit Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT", and "REVOLVING CREDIT DOLLAR COMMITMENT" is set forth on SCHEDULE 1, annexed hereto.
                  (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to the Borrowers to make any loan or advance under the Revolving Credit
                           (i) in excess of the lesser of that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject loan or advance; nor
                           (ii) such that that Revolving Credit Lender's
Revolving Credit Percentage

                                     . 46 .

         Commitment of (x) the then unpaid principal balance of the Revolving Credit Loans PLUS (y) the aggregate Stated Amount of all then outstanding L/C's exceeds that Revolving Credit Lender's Revolving Credit Dollar Commitment.
                  (c) No Revolving Credit Lender shall have any liability to any Borrower on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.
                  (d) The Revolving Credit Dollar Commitments, Revolving Credit Percentage Commitments, and identities of the Revolving Credit Lenders (but not the Revolving Credit Loan Ceiling) may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders"
                  (e) Upon written notice given the Borrowers' Representative from time to time by the Administrative Agent, of any assignment or allocation referenced in this Agreement:
                           (i) Each shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Percentage Commitments, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers' Representative the Revolving Credit Notes so replaced) PROVIDED HOWEVER, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Commitments and Revolving Credit Percentage Commitments.
                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights, privileges and obligations of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

ARTICLE 3: - THE TERM LOAN:

         3-1.     COMMITMENT TO MAKE TERM LOAN.
                  (a) Subject to satisfaction of the Conditions Precedent (Article 4:) by on or prior to the date of this Agreement, the Borrower shall borrow from the Term Lender and the Term Lender shall lend to the Borrower the sum of $25,000,000.00 (the "TERM LOAN"), repayable with interest as provided herein.


                                     . 47 .

         (b) The proceeds of the Term Loan shall be used solely for the following:

                  (i) To retire the Borrowers' working capital facilities in effect at the execution of this Agreement.

                  (ii) For on-going working capital and general corporate requirements of the Borrowers. No proceeds of the Term Loan may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of any of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement

         3-2. THE TERM NOTE. The obligation to repay the Term Loan, with interest as provided herein, shall be evidenced by a Note (the "TERM NOTE") in the form of EXHIBIT 3:3-2, annexed hereto, executed by the Borrowers. Neither the original nor a copy of the Term Note shall be required, HOWEVER, to establish or prove any Liability. Upon the Borrowers' Representative's being provided with an affidavit, from the Administrative Agent to the effect that said Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Term Lender.

         3-3. PAYMENT OF PRINCIPAL OF THE TERM LOAN.
                  (a) Except as provided in Sections 3:3-3(b) and 3:3-3(c), the Borrowers may not repay all or any portion of the principal balance of the Term Loan prior to the repayment in full of all Liabilities under the Revolving Credit and the termination of any obligation, under the Revolving Credit, of the Administrative Agent, or any Revolving Credit Lender to make any loans or to provide any financial accommodations pursuant to this Agreement.
                  (b) Prepayments shall be made towards the unpaid principal balance of the Term Loan as provided in this Section 3:3-3(b).
                           (i) Subject to Section 3:3-3(b)(ii), the following
                  prepayments of the Term Loan shall be made on the date indicated:
                  April 30, 2000:    $5,000,000
                  July 31, 2000:     $2,500,000
                  November 30, 2000: $2,500,000
                           (ii) The prepayments described in Section 3:3-3(b)(i)
                  shall be made, PROVIDED THAT there has been Overall Availability of not less than $15 Million for 15 consecutive days prior to, through one day after the day on which the subject prepayment is made (the "PREPAYMENT PARAMETER"), PROVIDED, HOWEVER, if, by reason of the Prepayment Parameter's not then being satisfied, any such required prepayment is not made on the date specified, then the subject required prepayment shall be made to the extent that on or after the date specified, the Prepayment Parameter is then met. (For example, if the Prepayment Parameter for the $5 million

                                     . 48 .

         prepayment due on April 30, 2000 is not met, but on that date, Overall Availability has been equal to or greater than $15 Million for 15 consecutive days and is then equal to $16.5 Million, a $1.5 Million partial payment shall be made towards the April 30, 2000 payment and the Borrowers' obligation to make the balance of the April 30, 2000 payment shall remain "open" and subject to like satisfaction until paid in full). The extension of the date on which a required prepayment is to be made, as described herein, shall not constitute a Suspension Event or Event of Default.
                  (c) No part of the Term Loan may be prepaid (other than as provided in Section 3:3- 3(b)) unless either
                           (i) Overall Availability, for the period commencing one month prior to and ending one day after the day on which the subject prepayment is made has averaged $40 Million; or
                           (ii) such refinancing is with the proceeds of an unsecured loan which is subordinated to the Liabilities and such refinancing is of the then entire unpaid balance of the Term Loan.
                  (d) In the event of the prepayment of all or any part of the Term Loan for any reason AFTER November 30, 2000 (other than for the mandatory prepayments described in Section 3:3-3(b) ) or a payment of capitalized PIK Interest, as provided in Section 3:3-4(a)(ii)), the Borrower shall pay the Administrative Agent, for the account of the Term Lender, the "EARLY TERMINATION FEE" (so referred to herein) equal to three percent (3%) of the amount of the Term Loan which is so prepaid, except that no Term Loan Early Termination Fee shall be due and payable in the event of a prepayment in connection with a refinancing of the Term Loan agented or provided by BBRF or any affiliate of BBRF, IT BEING UNDERSTOOD THAT neither BBRF nor any affiliate of BBRF has agreed to provide or to entertain a request to provide any such refinancing.
                  (e) The Borrowers shall repay the then entire unpaid balance of the Term Loan and all accrued and unpaid interest thereon on the Termination Date.

         3-4.     INTEREST ON THE TERM LOAN.
                  (a) The unpaid principal balance of the Term Loan shall bear interest, until repaid, fixed at 16.0% per annum, payable as follows:
                           (i) Interest on the unpaid principal balance of the Term Loan, equal to 13.0% per annum ("CURRENT PAY INTEREST") shall be payable monthly in arrears, on the first day of each month, and on the Maturity Date.
                           (ii) Accrued Interest on the unpaid principal balance of the Term Loan, equal to 3.0% per annum ("PIK INTEREST") , shall be added to the then unpaid principal balance of the Term Note quarterly, on the first day of each of the Borrowers' fiscal quarters, commencing with the first day of its fiscal quarter commencing on or about November 1, 1999, except that such PIK

                                     . 49 .

         Interest may be repaid without premium or penalty and whether or not capitalized, PROVIDED THAT after giving effect to such payment, Overall Availability shall not be less than $15 Million.
                  (b) Following the occurrence of any Event of Default (and whether or not Acceleration has taken place), at the direction of the Term Lender, Current Pay Interest shall be 15% per annum and PIK Interest shall remain at 3% per annum.

         3-5. TERM LOAN COMMITMENT FEE. As compensation for the Lender's having committed to make the Term Loan, the Term Lender has earned the Term Loan Commitment Fee, in the amount and payable as provided in the Fee Letter.

         3-6. PAYMENTS ON ACCOUNT OF TERM LOAN. The Borrowers authorize the Administrative Agent to determine and to pay over directly to the Term Loan Lender any and all amounts due and payable from time to time under or on account of the Term Loan as advances under the Revolving Credit IT BEING UNDERSTOOD, HOWEVER, that the authorization of the Administrative Agent provided in this
Section 3:3-6 shall not excuse the Borrowers from fulfilling their obligations to the Term Lender on account of the Term Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers' Representative of any amount which is so paid over by the Administrative Agent to the Term Lender pursuant to this Section 3:3-6. The Term Lender shall refund, to the Administrative Agent, any overpayment which may have been pursuant to this Section 3:3-6.


ARTICLE 4: - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the making of the first loan under the Revolving Credit, and the making of the Term Loan, each of the documents respectively described in Sections 4:4-1 through and including 4:4-4, (each in form and substance reasonably satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 4:4-5 through and including 4:4-9, shall have been satisfied:

         4-1.     CORPORATE DUE DILIGENCE.
                  (a) Certificates of corporate good standing issued by the respective Secretaries of State for the States under whose law the respective Borrowers are organized.
                  (b) Certificates of due qualification, in good standing, by the Secretaries of State of each State in which the nature of a Borrower's business conducted or assets owned could require such qualification.
                  (c) Certificates of the Borrowers' respective Secretaries of the due adoption,

                                     . 50 .

continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         4-2. OPINION. An opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.

         4-3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request, including the following:

                  (a) Those documents required to be provided pursuant to Sections 8:8-1 (which relates to depository accounts) and 8:8-2 (which relates to credit card accounts).

                  (b) Guaranties by each Guarantor, in each instance secured by all assets of the subject guarantor (which, with respect to J. Baker, Inc. will include all capital stock of each Borrower which is a direct subsidiary of J. Baker, Inc.).

                  (c) Pledges, by each of the Borrowers, of the capital stock of any other Borrower which the pledgor Borrower holds.

                  (d) Evidence of the simultaneous closing on the BBL Equipment Loan.

         4-4. OFFICERS' CERTIFICATES. Certificates executed by the respective Presidents or Chief Executive Officer and the Chief Financial Officers of each of the Borrowers and stating that the representations and warranties made by the Borrowers in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that, to such Person's knowledge, no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         4-5. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of the Borrowers shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         4-6. MINIMUM DAY ONE AVAILABILITY. Overall Availability, after giving effect to the Borrowers' receipt of the net proceeds of the BBL Equipment Loan; the first loans and advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such credit facility, is not less than $ 15 Million.


                                     . 51 .

         4-7. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Administrative Agent, the Collateral Agent, and the Term Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, the Collateral Agent, and the Term Lender and fees then due as provided in the Fee Letter) shall have been paid.

         4-8. NO SUSPENSION EVENT. No Suspension Event shall then be extant.

         4-9. NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Borrower's financial condition when compared with such financial condition at July 3, 1999.

No document shall be deemed delivered to any Agent or any Lender until received and accepted by the Administrative Agent at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Agents at said head office.


ARTICLE 5: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) and the Term Loan, each Borrower, in addition to all other representations, warranties, and covenants made by any of the Borrowers in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         5-1. PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2. DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS. (a) Each Borrower presently is in good standing as a corporation under the laws of the state of its respective incorporation, and is duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of that Borrowers. The Borrowers' Representative shall provide the Administrative Agent with Certificates of such qualification from the Secretaries of State of each State in which each Borrower is so qualified.

                                     . 52 .

                  (b) Each Related Entity is listed on EXHIBIT 5:5-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of that Related Entity. The Borrowers's Representative shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.
                  (c) The Borrowers have all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrowers are a party and have and will hereafter retain all requisite corporate power to perform all Liabilities.
                  (d) The execution and delivery by each Borrower of each Loan Document to which it is a party; the Borrowers' consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrowers as contemplated in this Agreement); the Borrowers' performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                           (i) Have been duly authorized by all necessary
                  corporate action.

                           (ii) Do not, and will not, contravene in any material
                  respect any provision of any Requirement of Law or obligation of the Borrowers where such contravention would have a material adverse effect on the Borrower.

                           (iii) Will not result in the creation or imposition
                  of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrowers pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

         (e) The Loan Documents have been duly executed and delivered by Borrowers and are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

         5-3.     TRADE NAMES.
                  (a)      EXHIBIT 5:5-3, annexed hereto, is a listing of:
                  (i) All names under which the Borrowers have conducted their business since June 1, 1998.
                  (ii) All entities and/or persons with whom any Borrower, since June 1, 1998, consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
                  (b) No Borrower will change its name or conduct its business under any name not

                                     . 53 .

listed on EXHIBIT 5:5-3, except (i) upon not less than twenty-one (21) days prior written notice given (with reasonable particularity) to the Administrative Agent and (ii) in compliance with all other provisions of this Agreement.

         5-4.     LOCATIONS.
                  (a) The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at the principal executive offices of the Borrowers' Representative at 555 Turnpike Street, Canton, Massachusetts 02021 and at those locations which are listed on EXHIBIT 5:5-4, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.
                  (b) The Borrowers shall not remove any of the Collateral from said chief executive offices or those locations listed on EXHIBIT 5:5-4 except to:
                           (i) accomplish sales of Inventory in the ordinary
                  course of business; or
                           (ii) move Inventory from one such location to another
                  such location; or (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).
                           (iv) Open any Store as permitted by Section 5:5-4(c).

                  (c) Each Borrower may commit to or become legally obligated to open additional Stores, PROVIDED THAT, with respect to each additional Store, each of the following conditions has been or is then satisfied:

                           (i) That Borrower is in compliance with Section
                  5:5-25 of this Agreement (which Section 5:5-25 provides, among other things, that that Borrower shall not be the owner of, nor have any interest in, any property or asset which is not, immediately upon such acquisition, subject to a perfected security interest in favor of the Lender, subject only to Permitted Encumbrances) and shall have executed such additional financing statements, on account of the subject new location, as may then be required by the Collateral Agent.

                           (ii) If the location is not at a Host Store and is in
                  a State in which the rights of the landlord may be superior to those of the Collateral Agent, as reasonably determined by the Administrative Agent, the subject Borrower has used reasonable efforts to provide the Administrative Agent with a Landlord's Waiver (in form reasonably satisfactory to the Administrative Agent) duly executed by the landlord for that new location.

                           (iii) If the location is at a Host Store, the
                  Borrowers' Representative has provided the Administrative Agent with a Host Store Consent.


                           (iv) No Event of Default has occurred; no Suspension
                  Event is extant; and no

                                     . 54 .

         Suspension Event will occur by reason of the Borrower's so becoming obligated.
                  (d) No Borrower shall cease the conduct of business from any of its present or future Stores without first furnishing the Administrative Agent with not less than thirty (30) days prior written notice thereof.
                  (e) No tangible personal property of any Borrower (beyond a DE MINIMUS amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party other than at a Host Store and none shall hereafter be placed under such care, custody, storage, or entrustment other than at a Host Store.

         5-5. INFRASTRUCTURE. (a) The Borrowers have and will maintain a sufficient infrastructure to conduct their business as presently conducted and as contemplated to be conducted as described in the Business Plan. (b) The Borrowers own and possess, or have the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business, except where the failure to own, possess, or have such right of use will not have a material adverse effect on the Borrowers' ability to conduct their businesses in the ordinary course. (c) The conduct by the Borrowers of the Borrowers' business does not , in any material respect, presently infringe (nor will any Borrower conduct its business in the future so as to infringe) (i) the patents, industrial designs, trademarks, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where such infringement does not have a material adverse effect on any Borrower; nor (ii) the trade names of any third Person.

         5-6. YEAR 2000 COMPLIANCE. (a) Based upon a diligent inquiry undertaken by the Borrowers, it appears that the Borrowers' operations are Year 2000 Compliant. (b) No Borrower will suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which might have a material adverse effect on its operations.

         5-7. TITLE TO ASSETS. (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                                     . 55 .

                  (i) The security interest created herein.
                  (ii) Purchase money security interests in Equipment to secure indebtedness permitted under Section 5:5-8(a)(vi).
                  (iii) Those Encumbrances (if any) listed on EXHIBIT 5:5-7(A), annexed hereto.
                  (iv) Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue; and Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances under leases to which the Borrower is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers as a whole.
         (b) The Borrowers do not have possession of any property on consignment to the Borrowers and will not have possession of property on consignment hereafter except on not less than fifteen (15) days prior written notice (with reasonable particularity) from the Borrowers' Representative, which property on such consignment shall not have a cost at any one time exceeding three percent (3%) of the Borrowers' Inventory at Retail.
         (c) No Borrower shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:
                  (i) Equipment which is merely incidental to the conduct of that Borrower's business.
                  (ii) Equipment subject to an agreement, substantially in the form of EXHIBIT 5:5-7(C), annexed hereto, with the third party which has an interest in such Equipment.
                  (iii) Equipment which is subject to a sale and leaseback transaction closed no later than 90 days after the acquisition of the subject Equipment, the net proceeds of which are not less than 100% of the cost of the subject Equipment to the subject Borrower, where the Administrative Agent has received an agreement, substantially in the form of EXHIBIT 5:5-7(c), annexed hereto, with the lessor of such Equipment.
         (d) Guarantor (other than J. Baker) has, and none will hereafter acquire, any assets other than of nominal value.

                                     . 56 .

                  (e) J. Baker (i) does have any assets which, in accordance with GAAP, would be required to be reflected on its balance sheet other than the capital stock which it holds as of the date of this Agreement and (ii) subject to Section 5:5-19 (which permits the creation of new subsidiaries) shall not have assets other than the assets which it has as of the date of this Agreement.

         5-8. INDEBTEDNESS.
                  (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:
                           (i) Any Indebtedness on account of the Revolving
                  Credit.
                           (ii) Any Indebtedness on account of the Term Loan.
                           (iii) The Indebtedness on account of the BBL
                  Equipment Loan.
                           (iv) The Indebtedness (if any) listed on EXHIBIT
                  5:5-8, annexed hereto.
                           (v) Indebtedness incurred as permitted by Section
                  3:3-3(c)(ii) (which relates to prepayment of the Term Loan) or 5:5-20(a) (which relates to the replacement of certain subordinated Indebtedness).
                           (vi) Purchase money Indebtedness not otherwise
                  described in this Section 5:5-8 and capital leases for the acquisition of Equipment, not exceeding $10 Million outstanding at any one time.
         (b) The Borrowers shall not permit more than twenty five percent of the aggregate of their indebtedness for the purchase of goods or services to be more than Thirty (30) days beyond then current trade terms provided to the subject Borrower by the supplier of such goods.

         5-9. INSURANCE POLICIES.
                  (a) EXHIBIT 5:5-9, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any of the Borrowers are the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any of the Borrowers is in default or violation of any such policy.
                  (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent . The coverage reflected on EXHIBIT 5:5-9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, HOWEVER, that such requirements may change hereafter in the Administrative Agent's reasonable discretion to reflect changing circumstances. All insurance carried by the Borrowers shall provide for a minimum of Twenty (20) days' written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be

                                     . 57 .

impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or by the failure of the Borrowers to comply with any warranty or condition of the policy. In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, PROVIDED, HOWEVER, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance. The Borrowers' Representative shall furnish the Administrative Agent with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing insurance provisions.
                  (c) The Borrowers' Representative shall advise the Administrative Agent of each claim in excess of $250,000.00 made by the Borrowers under any policy of insurance which covers the Collateral and following the occurrence of an Event of Default, will permit the Administrative Agent, at the Administrative Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrowers hereby appoint the Administrative Agent as the Borrowers' attorney in fact, effective upon the occurrence of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Administrative Agent any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent . The Administrative Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in bad faith or in a grossly negligent manner or for willful misconduct. The Administrative Agent may apply any proceeds of such insurance as if the same were Receipts deposited into the Concentration Account.

         5-10. LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any of the Borrowers is a party is in full force and effect, except where the failure thereof to be in full force and effect does not have a material adverse effect on the Borrowers. No party to any such license or agreement is in default or violation thereof. The Borrowers have not received any notice or threat of cancellation of any such license or agreement.

         5-11. LEASES. EXHIBIT 5:5-11, annexed hereto, is a schedule of all presently effective Capital Leases and EXHIBIT 5:5-4 includes a list of all presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. No party to any such Lease or a Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrowers have not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrowers hereby authorize the Administrative Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Leases between the Borrowers and

                                     . 58 .

that landlord and, with the consent of the Borrowers' Representative (and at any time following the occurrence of an Event of Default) to discuss such issues, concerning any Borrower's occupancy under such Leases, as the Administrative Agent may determine.

         5-12. REQUIREMENTS OF LAW. The Borrowers are in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure to so comply does not have a material adverse effect on the Borrowers None of the Borrowers has received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied, which violation, if not so cured or remedied, could have more than a DE MINIMUS adverse effect on a Borrower.

         5-13. MAINTAIN PROPERTIES. The Borrowers shall:
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.
                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.
                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than as described below: (i) The sale of Inventory in compliance with this Agreement.
                           (ii) The disposal of Equipment which is obsolete,
                  worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrowers.
                           (iii) The turning over to the Administrative Agent of
                  all Receipts as provided herein.
                           (iv) Permitted Asset Sales.
                           (v) In connection with a sale and leaseback
                  transaction permitted by Section 5:5-7(c)(iii).

         5-14. PAY TAXES.
                  (a) The Borrowers have no knowledge of any material adverse finding on account of any examination of or with respect to any Borrower presently being conducted by any taxing authority.
                  (b) Each Borrower has and shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against that Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay; timely

                                     . 59 .

make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by that Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom that Borrower is obligated to so file except where failure to file would not have a material adverse effect PROVIDED HOWEVER, nothing included in this Section 5:5-14(b) shall prevent the Borrowers from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Borrower, but only PROVIDED THAT and so long as no tax lien is filed with respect thereto.
                  (c) At its option, with prior notice to the Borrower's Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent , in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Agents' Rights and Remedies.

         5-15. NO MARGIN STOCK. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U,T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5-16. ERISA. The Borrowers are and shall hereafter remain in compliance, in all material respects, with ERISA.

         5-17. HAZARDOUS MATERIALS. To the Borrowers' knowledge, none of the real property used or operated by any Borrower contains a material amount of Hazardous Materials.

         5-18. LITIGATION. Except as described in EXHIBIT 5:5-18, annexed hereto, there is not presently pending or to its knowledge, threatened in writing, by or against the Borrowers any suit, action, proceeding, or investigation which, if determined adversely to the Borrowers, would have a material adverse effect upon the Borrowers' financial condition or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         5-19. DIVIDENDS. INVESTMENTS. OTHER CORPORATE ACTIONS. No Obligor shall
                  (a) Pay any cash dividend or make any other distribution in respect of any class of their respective capital stock except for, and subject to such conditions as apply to, the making of Permitted Distributions.
                  (b) Own, redeem, retire, purchase, or acquire any of that Person's capital stock.

                                     . 60 .

         (c) Except for (x) Permitted Investments and (y) capital stock of Related Entities otherwise permitted by this Agreement to be held by the subject Borrower, invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, including without limitation, any capital stock of the J. Baker, PROVIDED, HOWEVER:
                  (i) Any Borrower may maintain Permitted Investments in the Side Collateral Account at any time that there has not been an outstanding principal balance in the Loan Account for not less than Seven (7) consecutive days and no L/C's are then outstanding.
                  (ii) Any Obligor may create a wholly owned subsidiary, PROVIDED THAT
                           (A) The Borrowers' Representative shall have provided
                  the Administrative Agent with not less than Thirty (30) days prior written notice of such creation (with reasonable detail concerning the facts and circumstances relating to such subsidiary).
                           (B) No Event of Default is extant on the date on
                  which the subsidiary is so created and none will occur by reason of such creation.
                           (C) Each of the following conditions is satisfied
                  prior to the date on which any asset (other than of nominal value) is transferred to such entity:
                                    (I) Such entity shall have executed such
                           documentation as the Administrative Agent reasonably may request in order for such entity to become a "Borrower" or "Guarantor" hereunder.
                                    (II) The holder of all capital stock of such
                           entity shall have created a security interest therein to secure the Liabilities.
                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Borrower from merging into any other Borrower.
                  (e) Consolidate any of that Obligor's operations with those of any other corporation or other entity.
                  (f) Except as provided in Section 5:5-19(c)(ii), organize or create any Related Entity.
                  (g) Subordinate any debts or obligations owed to that Obligor by any third party to any other debts owed by such third party to any other Person.
                  (h) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities other than in the ordinary course and conduct of that Obligor's business, and then only with a Lender or any affiliate of a Lender.

         5-20. REPLACEMENT OF CERTAIN OBLIGATIONS. No Obligor shall replace, refinance, or retire that Obligor's convertible preferred or subordinated Indebtedness unless no part of the security which is being replaced or refinanced is outstanding following the taking of such action and the following conditions (as

                                     . 61 .

applicable) are satisfied:

                  (a) Except as provided in Sections 5:5-20(c) or 5:5-20(d), if the security being replaced, refinanced or retired is J. Baker's 7% Convertible Subordinated Notes due 2002.:
                           (i) The replacement security is junior to the
                  Liabilities.
                           (ii) The maturity of the replacement security is no
                  earlier than one year following the Maturity Date.
                           (iii) The terms and conditions of the replacement
                  security are reasonably satisfactory to the Administrative Agent.
                           (iv) The Term Loan has been retired.
                  (b) Except as provided in Sections 5:5-20(c) or 5:5-20(d), if the security being replaced, refinanced, or retired is the 13% Senior Subordinated Notes dated May 19, 1999 of JBI Apparel, Inc.:
                           (i) The replacement security is junior to the
                  Liabilities.
                           (ii) The maturity of the replacement security is no
                  earlier than one year following the Maturity Date.
                           (iii) The terms and conditions of the replacement
                  security are reasonably satisfactory to the Administrative Agent.
                  (c) If the relevant security is being replaced, retired or refinanced with the proceeds of an issue of capital stock, then, immediately prior to such replacement, and at all times thereafter, the Loan to Collateral Percentage shall be and shall remain 90%.
                  (d) If the relevant security is being retired on account of the exercise of a conversion feature applicable to such security, then no conditions shall apply thereto other than as stated in the preamble of this
Section 5:5-20.

         5-21. LOANS. The Borrowers shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:
                  (a) Subject to such conditions respectively as apply thereto, the making of Permitted Distributions and Permitted Investments.
                  (b) Advances to employees of a Borrower for travel and other business expenses to be incurred by such employees in the ordinary course of the business of one or more of the Borrowers.
                  (c) Cash loans to employees of a Borrower not exceeding $100,000.00 outstanding at any time to any employee nor exceeding $1,000,000 in the aggregate outstanding at any time.
                  (d) Intercompany advances permitted pursuant to Section
5:5-24.
                  (e) Advance payments made to the Borrowers' suppliers in the ordinary course.


         5-22. LINE OF BUSINESS. The Borrowers shall not engage in any businesses other than the

                                     . 62 .

businesses in which, at the execution of this Agreement, they are engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

         5-23. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

         5-24. AFFILIATE TRANSACTIONS.
                  (a) No Borrower shall give any value to any Related Entity except for:
                           (i) Goods and services actually purchased by that
                  Borrower from, or sold by that Borrower to, such Related Entity for a price which is not materially less favorable than would have been charged in an arms length transaction.
                           (ii) Permitted Overhead Contributions.
                           (iii) Permitted Distributions.
                           (iv) As permitted by Section 5:5-19 .
         (b) The net aggregate of intercompany cash advances between the Shoe Division Borrowers, on the one hand, and the Apparel Division Borrowers on the other (determined without regard to intercompany accounts outstanding on August 1, 1999), shall not exceed $17.5 Million at any one time outstanding.

         5-25. ADDITIONAL ASSURANCES.
                  (a) The Borrowers are not the owners of, nor has any had any interest in, any property or asset (other than any Lease) which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4:) will not be subject to a perfected security or other collateral interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.
                  (b) The Borrowers will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of

                                     . 63 .

the Collateral Agent to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5:5-7(a), above).
                  (c) The Borrowers shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Collateral Agent reasonably may request to carry into effect the provisions and intent of this Loan Agreement; to protect and perfect the Collateral Agent's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral.
                  (d) Each Borrower hereby designates the Collateral Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent's security and other collateral interests in the Collateral.
                  (e) A carbon, photographic, or other reproduction of this Loan Agreement or of any financing statement or other instrument executed pursuant to this Section 5:5-25 shall be sufficient for filing to perfect the security interests granted herein.

         5-26. ADEQUACY OF DISCLOSURE.
                  (a) All financial statements furnished to the Administrative Agent and each Lender by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.
                  (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Administrative Agent and the Lenders prior to the execution of this Agreement.
                  (c) No document, instrument, agreement, or paper now or hereafter given to the Administrative Agent or any Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lenders (except any projections provided by or on behalf of any Borrower) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. With the exception of general market and economic conditions, there is no fact known to any officer or any of the Borrowers, on the date on which this Agreement was executed, which has, or which, in the foreseeable future reasonably could be expected to have, a material adverse effect on the financial condition of the Borrowers which has not been disclosed in writing to the Administrative Agent and each Lender.

         5-27. NO RESTRICTIONS ON LIABILITIES. No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, that Borrower's:

                                     . 64 .

                  (a) Creation and granting of security and other collateral interests in favor of the Collateral Agent.
                  (b) Incurrence of Liabilities.

         5-28. OTHER COVENANTS. The Borrowers shall not indirectly do or cause to be done any act which, if done directly by the Borrowers, would breach any covenant contained in this Agreement.


ARTICLE 6: - REPORTING REQUIREMENTS / FINANCIAL COVENANTS:

         6-1.     MAINTAIN RECORDS. The Borrowers shall:
                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the periods in question.
                  (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 6: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and its results of operations for, the period(s) covered therein.
                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.
                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent. Unless an Event of Default has occurred (in which event the following limit shall not be applicable), the Administrative Agent shall not exercise its rights under this Section 6:6-1(d) more than three times in a 12 month period.
                  (e) Not change the Borrowers' fiscal year.
                  (f) Not change the Borrowers' taxpayer identification number or state of incorporation other than in consequence of a merger permitted by
Section 5:5-19(d).

         6-2. IMMEDIATE NOTICE .

                  (a) The Borrowers' Representative shall provide the Administrative Agent with

                                     . 65 .

written notice immediately upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:
                  (i) Any: material adverse change in the business affairs of any Borrower, including, by way of examples, any change in a Borrower's executive officers; event, with respect to any Key Host Store, which might have a material adverse effect on the financial condition of that Key Host Store or ability of that Key Host Store to discharge its obligations under the Host Store Agreement between that Key Host Store and that Borrower; event which might have a material adverse effect to any material contract with any supplier of Inventory to a Borrower.
                  (ii) Any notice from any Key Host Store of a breach or default of the Host Store Agreement with that Key Host Store.
                  (iii) Any ceasing of the Borrowers' making of payment, in the ordinary course, to a material number of its creditors or except where there is a bona fide dispute with the relevant creditor, a creditor to which a material amount is owed.
                  (iv) Except where the same has arisen out of a bona fide dispute, any failure by the Borrowers to pay rent when due at 10% or more of the Borrowers' stores, which failure continues for more than Five (5) Business Days following the day on which such rent first came due.
                  (v) The occurrence of any Suspension Event.
                  (vi) Any intention on the part of a Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, SEE Subsection 6:6-1(d)).
                  (vii) Any litigation which, if determined adversely to a Borrower, would have a material adverse effect on the financial condition of that Borrower.
         (b) The Borrowers' Representative shall:
                  (i) Add the Administrative Agent as an addressee on all mailing lists maintained by or for any Borrower.
                  (ii) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Borrower's Inventory.
                  (iii) Provide the Administrative Agent , when received by any Borrower, with a copy of any management letter or similar communications from any accountant of that Borrower.
                  (iv) Provide the Administrative Agent with copies of all filings, by J. Baker, with the Securities and Exchange Commission, when so filed by J. Baker.

         6-3. BORROWING BASE CERTIFICATE. The Borrowers' Representative shall provide the Administrative Agent, daily, with a "BORROWING BASE CERTIFICATE"(so referred to herein) in the form of

                                     . 66 .

EXHIBIT 6:6-3 annexed hereto, as such form may be revised from time to time by the Revolving Credit Lenders ). Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         6-4. COLLATERAL REPORTING REQUIREMENTS. The Borrowers' Representative shall provide the Administrative Agent with those collateral reports described and within the time frames provided for by EXHIBIT 6:6-4, annexed hereto

         6-5. MONTHLY REPORT. Within Thirty-Five (35) days of the end of the previous month, the Borrowers' Representative shall provide the Administrative Agent with an internally prepared Consolidated financial statement of the Borrowers' financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, and a schedule of consolidation , as well as comparisons of same store sales and operating results for the corresponding month of the then immediately previous year and to the year-to-date period and to the Business Plan. Said balance sheet and income statement shall show amortization, depreciation, and capital expenditures.

         6-6. QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrower's first three fiscal quarters, the Borrowers Representative shall provide the Administrative Agent with an original counterpart of a management prepared Consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, cash flows and a schedule of consolidation, as well as a comparison of same store sales and operating results for the corresponding quarter of the then immediately previous year and to the year-to-date period and to the Business Plan.

         6-7. ANNUAL REPORTS. Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrowers Representative shall furnish the Administrative Agent with the following:
         (a) An original signed counterpart of the J. Baker's annual consolidated financial statement (with consolidating schedules), which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
         (b) The following Consolidated financial statements for the Borrowers for the prior

                                     . 67 .

fiscal year (each prepared by the Borrowers' independent accountants): Balance sheet, income statement, statement of changes in stockholders' equity and cash flow.
                  (c) A certificate of the Borrowers' independent accountant which states that in connection with their preparation of such annual financial statements, such accountants did not note or encounter any fact or circumstance which would lead them to believe that an Event of Default has occurred by reason of a breach of any financial covenant included in Section 6:6-12.

         6-8. OFFICERS' CERTIFICATES. The Borrowers' Representative shall cause any of the President, Chief Executive Officer, or Chief Financial Officer of the Borrowers' Representative to provide such Person's certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject, however to the following:
                           (i) usual year end adjustments (this exception shall not be included in the certificate which accompanies such annual statement).
                           (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 6:6-12.
                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.
                  (c) Include calculations concerning the Borrowers' compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 6:6-12 hereof.

         6-9. ACCESS TO RECORDS.
                  (a) The Borrowers shall accord the Administrative Agent and its representatives with reasonable access from time to time as the Administrative Agent and such representatives reasonably may require to all properties owned by or over which the Borrowers has control. The Administrative Agent and its representatives shall have the right, and the Borrowers will permit the Administrative Agent and its representatives from time to time as the Administrative Agent and its representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. The Borrowers shall make all of the Borrowers' copying

                                     . 68 .

facilities available to the Administrative Agent.
                  (b) The Borrowers hereby authorizes the Administrative Agent and its representatives to:
                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Revolving Credit Lenders and the Revolving Credit Lenders' representatives with respect thereto.
                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrowers' computer billing companies, collection agencies, and accountants and to sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Collateral.
                  (c) The Administrative Agent shall exercise its rights under this Section 6:6-9 on reasonable notice and at reasonable times during the Borrowers' customary business hours, with a view towards minimal adverse effect on the Borrowers' conduct of their business.

         6-10. INVENTORIES, APPRAISALS, AND AUDITS.
                  (a) The Administrative Agent may observe each inventory any cycle count of the Collateral which is undertaken on behalf of any Borrower. No Borrower may change the methodology to be followed in connection with the conduct of and reporting on the results of such inventory from the methodology in effect on August 1, 1999. The Administrative Agent does not contemplate undertaking or requiring any physical inventories, PROVIDED, HOWEVER, the Administrative Agent, following the occurrence of any Suspension Event, may do so.
                           (i) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) within ten
         (10) days following the completion of such inventory.
                           (ii) On the Administrative Agent's request, the Borrowers' Representative shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) to that Borrower's books and records within thirty (30) days following the completion of such inventory.
                           (iii) The Administrative Agent, in its discretion, following the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers)
                  (b) The Administrative Agent contemplates conducting Four (4) commercial finance

                                     . 69 .

audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

                  (c) The Administrative Agent contemplates obtaining of Three
(3) appraisals (in all events, at the Borrowers' expense) of the Borrowers' Inventory during any Twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the Administrative Agent , but following the occurrence of an Event of Default, may cause additional such audits to be undertaken (in each event, at the Borrowers' expense).

                  (d) The Administrative Agent contemplates causing not more than Three (3) "mystery shopping" (so-called) visits (at the Borrowers' expense) to be undertaken during any Twelve (12) month period during which this Agreement is in effect, but following the occurrence of an Event of Default, may cause additional such visits to be undertaken (in each event, at the Borrowers' expense). The Administrative Agent shall provide the Borrower's Representative with a copy of any non-company confidential results of such mystery shopping.


         6-11. ADDITIONAL FINANCIAL INFORMATION.

                  (a) In addition to all other information required to be provided pursuant to this Article 6:, the Borrowers' Representative promptly shall provide the Administrative Agent with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request from the Borrowers.

                  (b) The Borrowers' Representative may provide the Administrative Agent, from time to time hereafter, with updated projections of the Borrowers' anticipated performance and operating results.

                  (c) In all events, the Borrowers' Representative, by no later than 30 days after the end of the Borrowers' fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a monthly basis, balance sheets, income statements, and cash flow, as well as of all components of each borrowing base) which shall go out at least through the end of the then next fiscal year. Such updated and extended forecast shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Administrative Agent, IT BEING UNDERSTOOD THAT such forecasts are estimates and not guarantees of actual results.

                  (d) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and the Lenders and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

                                     . 70 .

         6-12. FINANCIAL PERFORMANCE COVENANTS.

                  (a) The Borrowers shall observe and comply with the following financial performance covenants, which compliance shall be determined as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Borrowers' compliance with such covenants based upon financial reports and statements provided by the Borrowers to the Administrative Agent (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative
Agent:
                           (i) The Borrowers shall not suffer or permit their cumulative Consolidated EBIDTA, tested quarterly on a rolling four quarter basis (three quarter basis for application of test as of October 31, 1999) to be less than the following:

--------------------------------------------------------------------
FISCAL QUARTERS ENDING ON OR      MINIMUM CUMULATIVE
ABOUT                             CONSOLIDATED EBITDA
--------------------------------------------------------------------
October 31, 1999                                         $27,000,000
--------------------------------------------------------------------
January 31, 2000                                          40,000,000
--------------------------------------------------------------------
April 30, 2000                                            40,000,000
--------------------------------------------------------------------
July 31, 2000                                             40,000,000
--------------------------------------------------------------------
October 31, 2000                                          41,500,000
--------------------------------------------------------------------
January 31, 2000                                          43,000,000
--------------------------------------------------------------------
Thereafter                                                43,000,000
--------------------------------------------------------------------

                           (ii) The Borrowers shall maintain a Fixed Charge
Ratio equal to or greater than 1.4, tested quarterly, on a rolling four quarter basis, commencing with their four quarters ending on or about January 31, 2000.

                           (iii) The Borrowers shall maintain Overall
         Availability of not less than $40 Million for the period commencing with December 10, 2001 and ending on December 30, 2001.

                  (b) The Borrowers' Business Plan is annexed hereto as
EXHIBIT 6:6-12.


ARTICLE 7: - USE AND COLLECTION OF COLLATERAL:

         7-1. USE OF INVENTORY COLLATERAL.

                  (a) The Borrowers shall not, engage in any sale of the Inventory other than for fair

                                     . 71 .

consideration in the conduct of the Borrowers' business in the ordinary course and, except for Permitted Asset Sales, shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk (other than in the ordinary course); and use any of the Inventory in breach of any provision of this Agreement.

                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of a Borrower's customary return policy applicable to the return of inventory purchased by that Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Administrative Agent

         7-2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by the Borrowers is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         7-3. ADJUSTMENTS AND ALLOWANCES. The Borrowers may grant such allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any material Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, PROVIDED, HOWEVER, following the occurrence of any Suspension Event, the authority granted the Borrowers pursuant to this Section 7:7-3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's discretion.

         7-4. VALIDITY OF ACCOUNTS.

                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.

                  (b) The Borrowers have no knowledge of any impairment of the validity or collectability of any of the Accounts and shall notify the Administrative Agent of any such fact immediately after the Borrowers become aware of any such impairment.

         7-5. NOTIFICATION TO ACCOUNT DEBTORS. The Administrative Agent shall have the right at any time that an Event of Default has occurred to notify any of the Borrowers' Account Debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

ARTICLE 8: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         8-1 DEPOSITORY ACCOUNTS.

                  (a) Annexed hereto as EXHIBIT 8:8-1 is a Schedule of all present DDA's, which

                                     . 72 .

Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement:

                           (i) Notification, executed on behalf of the relevant Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account or any Local DDA), in form satisfactory to the Administrative Agent, of the Collateral Agent's interest in such DDA.

                           (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Administrative Agent with any depository institution at which both any DDA (other than the Operating Account) and the Operating Account is maintained.

                           (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Administrative Agent, with each depository institution at which a Blocked Account Agreement is maintained.

                  (c) No Borrower will establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Borrowers' Representative provides a notification of the Collateral Agent's interest in such DDA and will not establish any Blocked Account unless the Borrowers' Representative provides the Administrative Agent with such a Blocked Account Agreement.

         8-2. CREDIT CARD RECEIPTS.

                  (a) Annexed hereto as EXHIBIT 8:8-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

                  (b) The Borrowers' Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent ), which notice provides that payment of all credit card charges submitted by any Borrower to that clearinghouse or other processor and any other amount payable to any Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent .

         8-3. THE CONCENTRATION, BLOCKED AND OPERATING ACCOUNTS.

                  (a) The following checking accounts have been established (and are so referred to herein):

                                     . 73 .

                           (i) The CONCENTRATION ACCOUNT(S): Established by the Administrative Agent with BankBoston, N. A.

                           (ii) The BLOCKED ACCOUNT(S): Established by the Borrowers with Fleet National Bank.

                           (iii) The OPERATING ACCOUNT(S): Established by the Borrowers' Representative with BankBoston, N. A.

                  (b) The contents of each DDA, Concentration Account(s) and the Blocked Account(s) constitute Collateral and Proceeds of Collateral.

                  (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the Revolving Credit Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Administrative Agent ).

         8-4. PROCEEDS AND COLLECTION OF ACCOUNTS.

                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Administrative Agent and the Lenders; shall not be commingled with any of any Borrower's other funds; and shall be deposited and/or transferred only to the Concentration Account.

                  (b) The Borrowers' Representative shall cause the ACH or wire transfer to the Blocked Account or to the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                           (i) The then contents of each DDA (other than (A) any Local DDA and (B) the Operating Account). Each such transfer shall be net of any minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement, determines as being required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                           (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.

                  (c) Whether or not any Liabilities are then outstanding, the Borrowers' Representative shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of each Blocked Account. Such transfer shall be net of such minimum balance, not to exceed the lesser of $2,500.00 or that amount which the Borrowers' Representative, in its best business judgement, determines as being required to be maintained in that Blocked Account by the bank at which that Blocked Account is maintained.

         8-5. HOST STORE, CORPORATE ACCOUNT AND OTHER RECEIPTS.

                  (a) The Borrowers' Representative shall cause each Borrower to cause all Receipts,

                                     . 74 .

other than those subject to Section 8:8-4, to be forwarded directly to the Concentration Account or to such other account as the Administrative Agent from time to time may specify.

                  (b) In the event that, notwithstanding the provisions of Sections 8:8-4 and 8:8-5(a), any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that or any other Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Administrative Agent.

         8-6. PAYMENT OF LIABILITIES.

                  (a) On each Business Day, the Administrative Agent shall apply, towards the SwingLine Loans and the Revolving Credit Loans, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), PROVIDED, HOWEVER, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, all payments other than by wire transfer shall be deemed to have been made One (1) Business Day after such transfer.

                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                           (i) Funds shall be deemed to have been deposited to
                  the Concentration Account on the Business Day on which deposited, PROVIDED THAT notice of such deposit is available to the Administrative Agent by 2:00PM on that Business Day.

                           (ii) Funds paid to the Administrative Agent, other
                  than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00PM on that Business Day.

                           (iii) If notice of a deposit to the Concentration
                  Account (Section 8:8-6(b)(i)) or payment (Section 8:8-6(b)(ii)) is not available to the Administrative Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                           (iv) All deposits to the Concentration Account and
                  other payments to the Lenders are subject to clearance and collection.

                  (c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 8:8- 6(a), above (less those amount which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that

                           (i) a Suspension Event has occurred and is
continuing; and

                                     . 75 .

                           (ii) either

                                    (A) one or more L/C's are then outstanding;
or

                                    (B) there is any amount unpaid on account of
the Term Loan, the Administrative Agent may establish a funded reserve of up to 110% of (x) the aggregate Stated Amounts of such L/C's and (y) the aggregate of amounts unpaid on account of the Term Loan . Such funded reserve shall either be
(I) returned to the Borrowers' Representative in the event that no Suspension Event is then continuing or (II) turned over to the Collateral Agent following the occurrence of any Event of Default described in Section 11:11-11 and Acceleration on account of the occurrence of any other Event of Default.


ARTICLE 9: - GRANT OF SECURITY INTEREST:

         9-1. GRANT OF SECURITY INTEREST. To secure the prompt, punctual, and faithful performance of all and each of the Borrowers' Liabilities, the Borrowers, and each of them, hereby grant to the Collateral Agent for the ratable benefit of the Lenders, a continuing security interest, in and to, and assigns to the Collateral Agent for the benefit of the Lenders, and to the Lenders, the following, and each item thereof, whether now owned or now due, or in which any of the Borrowers has an interest, or hereafter acquired, arising, or to become due, or in which any of the Borrowers obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                  (a)      All Accounts and Accounts Receivable.

                  (b)      All Inventory.

                  (c)      All General Intangibles.

                  (d)      All Equipment.

                  (e)      All Goods.

                  (f)      All Fixtures.

                  (g)      All Chattel Paper.

                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrowers' business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

                  (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

                  (j) All insurance proceeds, refunds, and premium rebates, including, without

                                     . 76 .

                           limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(9:9-1(a) through 9:9-1(i)) or otherwise.

                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (9:9-1(a) through 9:9-1(i)), including the right of stoppage in transit.

         9-2. EXTENT AND DURATION OF SECURITY INTEREST. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Collateral Agent to secure the Liabilities and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent .


ARTICLE 10: - ADMINISTRATIVE AGENT AS BORROWERS' ATTORNEY-IN-FACT:

         10-1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent, effective upon the occurrence of an Event of Default, as that Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Collateral Agent and the Lenders. The rights and powers granted to of the Collateral Agent by this appointment include, but are not limited to, the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                  (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Collateral Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

                  (c) Endorse the name of the Borrowers in favor of an Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                                     . 77 .

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrowers is a beneficiary.

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers.

                  (g) Use, license or transfer any or all General Intangibles of the Borrowers.

         10-2. NO OBLIGATION TO ACT. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 10:10-1, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrowers' Representative or any Borrower except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted wilful misconduct.


ARTICLE 11: - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 11: respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 11:11-11, any and all Liabilities shall become due and payable without further action the part of any Agent or any Lender. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon instruction for the SuperMajority Lenders shall, declare any and all Liabilities to be immediately due and payable. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents.

         11-1. FAILURE TO PAY REVOLVING CREDIT OR TERM LOAN. The failure by the Borrowers to pay any amount when due under the Revolving Credit or the Term Loan.

         11-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower, on three days notice by the Administrative Agent to the Borrowers' Representative, to discharge any payment Liability then due, other than under the Revolving Credit or the Term Loan.

         11-3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 11:11-1 or Section 11:11-2 hereof, and included in any of the following provisions hereof:

                                     . 78 .

            SECTION                           RELATES TO            :
            --------------------------------------------------------
            5:5-3(b)                Notice of Name Change

            5:5-4                   Location of Collateral

            5:5-7(a)                Title to Assets

            5:5-8                   Indebtedness

            5:5-9                   Insurance Policies

            5:5-14                  Pay taxes

            5:5-19                  Dividends, Investments and Other Corporate
                                    Actions

            5:5-20                  Replacement of Certain Obligations

            5:5-24                  Affiliate Transactions

            5:5-25                  Additional Assurances

            6:6-1(f)                Taxpayer Identification and State of
                                    Incorporation

            7:7-1                   Use of Collateral

            Article 6: Reporting Requirements (Except two Business Days grace for all financial reports other than the Borrower's daily Borrowing Base Certificate required pursuant to Section 6:6-3) and Financial Performance Covenants

            Article 8:              Cash Management


         11-4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Borrower, within Thirty (30) days of the sooner of (i) the Borrower's knowledge of the subject failure or (ii) the Administrative Agent's written notice to the Borrowers' Representative, to cure that Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 11:11-1, 11:11-2, or 11:11-3 hereof.

         11-5. MISREPRESENTATION. The determination by the Administrative Agent that any representation or warranty at any time made by any Borrower to any Agent or any Lender was not true or complete in all material respects when given.

         11-6. ACCELERATION OF OTHER DEBT.. The occurrence of any event such that Indebtedness of any Borrower in excess of $1,000,000.00 to any creditor other than any Agent or any Lender could be accelerated unless, prior to the acceleration of the Liabilities on account of such occurrence, the other creditor duly waives such default and evidence of such written waiver is provided to the Administrative Agent.

         11-7. DEFAULT OF HOST STORE AGREEMENT The occurrence of any event such that

                  (a) without the consent of that Borrower, any Host Store Agreement with a Key Host Store could be terminated , unless either (i) such occurrence is immaterial or (ii) prior to the acceleration of the Liabilities on account of such occurrence, the subject Key Host Store duly waives such default and evidence of such written waiver is provided to the Administrative Agent; and/or

                  (b) without the consent of that Borrower, any Host Store Agreement with a Key Host Store is terminated.

                                     . 79 .

         11-8. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         11-9. JUDGMENT. RESTRAINT OF BUSINESS.

                  (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any Borrower's funds on deposit with, or assets of that Borrower in the possession of, any Agent or any Lender or such Participant.

                  (b) The entry of judgments against any Borrower, not fully covered by insurance (subject to a reasonable deductible) aggregating more than $1,000,000.00, which judgments are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) of its entry.

                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         11-10. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of that Borrower's property; or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation of any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of that Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of that Borrower's business or operations.

         11-11. BANKRUPTCY. The adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against that Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60)

                                     . 80 .

days of when filed.

         11-12. DEFAULT BY GUARANTOR OR RELATED ENTITY.

                  (a) The occurrence of any Guarantor Default.

                  (b) The occurrence of any event such that any Indebtedness of JBAK Holdings, Inc. or JBAK Realty, Inc in excess of $1,000,000.00 or which is secured by the Canton Warehouse could be accelerated.

         11-13. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, Revolving Credit Loans, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a DE MINIMUS part of the property of that Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by Revolving Credit Loans of its business in the ordinary course.

         11-14. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any Guarantor.

         11-15. CHALLENGE TO LOAN DOCUMENTS.

                  (a) Any challenge by or on behalf of the Borrowers' Representative, any Borrower, or any Guarantor to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         11-16. CHANGE IN CONTROL. Any Change in Control.


ARTICLE 12: - RIGHTS AND REMEDIES UPON DEFAULT:

         Upon the occurrence of any Event of Default described in Section 11:11-11 and upon Acceleration and at any time thereafter, the Collateral Agent shall have the following rights and remedies in addition to all rights, remedies, powers, privileges, and discretions available to the Collateral Agent prior to such

                                     . 81 .

occurrence.

          12-1. RIGHTS OF ENFORCEMENT. The Collateral Agent shall have all of the rights and remedies of a secured party upon that Part of Article 9 of the UCC entitled "Default" (at the execution of this Agreement, Part 5 of Article 9 of the UCC and in the event of the adoption and effectiveness of the 1998 Revisions to Article 9 of the UCC, Part 6 thereof), in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

                  (a) To give notice to any bank at which any DDA is maintained and in which proceeds of collateral are deposited to turn over such proceeds directly to the Collateral Agent.

                  (b) To give notice to any customs broker to follow the instructions of the Collateral Agent, as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.

                  (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                  (d) To take possession of all or any portion of the Collateral.

                  (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.

                  (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                  (g) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         12-2. SALE OF COLLATERAL.

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent's disposition of the Collateral.

                  (b) The Collateral Agent, in the exercise of the Agents' Rights and Remedies upon default, may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more Collateral Agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Collateral Agent and any such Collateral Agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such Collateral Agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable

                                     . 82 .

share of the costs and reasonable expense incurred in their disposition) shall be the sole property of the Collateral Agent and/or the Revolving Credit Lenders or such Collateral Agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrowers' Representative with such notice as may be practicable under the circumstances), the Collateral Agent shall give the Borrowers' Representative at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agents' Rights and Remedies upon default.

                  (d) Any Agent and any Lender may purchase the Collateral or any portion thereof at any sale held under this Article 12:.

                  (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

                  (f) The Collateral Agent shall turn over to the Administrative Agent the proceeds of any exercise of by the Collateral Agent of its rights and remedies under this Article 12:. The Administrative Agent shall apply such proceeds towards the Liabilities in accordance with Sections 14:14-7 and 14:14-8.

         12-3. OCCUPATION OF BUSINESS LOCATION. In connection with the Collateral Agent's exercise of the Collateral Agent's rights under this Article 12:, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to all Borrowers. In no event shall the Collateral Agent be liable to any Borrower for use or occupancy by the Collateral Agent of any premises pursuant to this Article 12:, nor for any charge (such as wages for a Borrower's employees and utilities) incurred in connection with the Collateral Agent's exercise of the Agents' Rights and Remedies.

         12-4. GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Collateral Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

                                     . 83 .

         12-5. ASSEMBLY OF COLLATERAL. Following Acceleration, the Collateral Agent may require the Borrowers to assemble the Collateral and make it available to the Collateral Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and Borrowers.

         12-6. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of each Agent hereunder (herein, the " AGENTS' RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by that Agent in exercising or enforcing any of the Agents' Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by that Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents' Rights and Remedies. No waiver by any Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agents' Rights and Remedies and all of the rights, remedies, powers, privileges, and discretions of each Agent under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agents at such time or times and in such order of preference as the Agents may determine. The Agents' Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 13: REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         13-1 REVOLVING CREDIT FUNDING PROCEDURES: Subject to Section 13:13-2:

                  (a) The Administrative Agent shall advise each of the Revolving Credit Lenders by no later than 2:00PM (Boston Time) on any day on which any Revolving Credit Loan other than a SwingLine Loan is to be made. Such advice, in each instance, may be by telephone, provided that any such telephonic advice shall be confirmed in writing and shall include reference (as applicable) to the interest rate applicable to the proposed Revolving Credit Loan.

                  (b) Each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, shall Transfer that Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Administrative Agent.

         13-2 SWINGLINE LOANS.

                  (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender

                                     . 84 .

may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

                  (b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

                           (i) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

                           (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

 In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 13:13-1.

                  (c) The SwingLine Lender, in separate capacities, may also be one or more Agents and one or more Lenders.

                  (d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

                           (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 14:14-7.

                           (ii) Determination of whether the requisite Revolving Credit Percentage Commitment has Consented to action requiring such Consent.

         13-3. ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

                  (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

                           (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

                           (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

                  (b) In all circumstances, the Administrative Agent may:

                           (i) Assume that each Revolving Credit Lender, subject to Section 13:13-3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving

                                     . 85 .

         Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section 13:13-1 and shall make available, to the extent not "covered" by a Revolving Credit Loan, of each L/C Drawing.

                           (ii) In reliance upon such assumption, make available the corresponding amount to the Borrower.

                           (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

                  (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, advances, or pays a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, L/C Drawings, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:

                           (i) The amount which had been made available by the Administrative Agent is an "Administrative Agent's Cover".

                           (ii) All interest paid by the Borrower on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover with interest has been paid.

                           (iii) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest (based upon a 360 day year and actual days elapsed) at a rate equal to the weighted average interest rate paid by the Administrative Agent for federal funds during the period during which such amount remains unpaid, on the principal balance of the Administrative Agent's Cover, from the date of the making of such Administrative Agent's Cover until repaid.

                           (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrower on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to
         Section 13:13-4(a) (which relates to ordinary course distributions) or
         Section 14:14-7 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit

                                     . 86 .

         Lender would otherwise have been entitled to a distribution.

                           (v) Subject to Subsection 13:13-3(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrower to which the Delinquent Revolving Credit Lender is then entitled, PROVIDED HOWEVER there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 13:13-3(c)(ii), above.

                  (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

                  (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

                           (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrower and retained by the Administrative Agent in accordance with Subsection 13:13- 3(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           PLUS

                           (ii) The aggregate of the amount payable under Subsection 13:13-3(c)(iii), above.

                           PLUS

                           (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

         13-4. ORDINARY COURSE DISTRIBUTIONS: REVOLVING CREDIT. This Section 13:13-4 applies unless the provisions of Section 14:14-7 (which relates to distributions in the event of a Liquidation) becomes operative.

                  (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

                  (b) The Administrative Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective Pro-Rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the One (1) Business Day settlement delay to the extent provided for in Section 8:8-6(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the

                                     . 87 .

applicable period covered by the interest payment made by the Borrower. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its Pro-Rata share thereof.

                  (c) The Administrative Agent shall distribute fees paid on account of the Revolving Credit, as follows:

                            (i) L/C Fronting Fee: Pro-Rata to the Revolving Credit Lenders.

                            (ii) Unused (Line) Fee: Pro-Rata to the Revolving Credit Lenders.

                            (iii) Revolving Credit Early Termination Fee:
          Pro-Rata to the Revolving Credit Lenders.

                            (iv) Underwriting Fee: As provided in separate letter agreements with the respective Revolving Credit Lenders.

                  (d) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Administrative Agent's Fee to be paid by the Borrower to the Administrative Agent pursuant to the Loan Agreement or in any Term Loan Fees.

                  (e) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fee) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement.

                  (f) Each distribution pursuant to this Section 13:13-4 is subject to Section 13:13-3(c), above (which relates to the effect of the failure of any Revolving Credit Lender to have Transferred to the Administrative Agent any amount which that Revolving Credit Lender is then obligated to so Transfer pursuant to the within Agreement).

         13-5. ORDINARY COURSE DISTRIBUTIONS : TERM LOAN This Section 13:13-5 applies unless the provisions of Section 14:14-7 (which relates to distributions in the event of a Liquidation) becomes operative..

                  (a) The Administrative Agent shall distribute to the Term Lender payments on account of principal of, and interest on, the Term Loan and Term Loan Fees as received and collected by the Administrative Agent from the Borrower in accordance with the provisions of this Agreement or as made available by the Administrative Agent as the proceeds of advances under the Revolving Credit.

ARTICLE 14: ACCELERATION AND LIQUIDATION

         14-1. ACCELERATION NOTICES

                  (a) The Administrative Agent may give the Collateral Agent an Acceleration Notice at

                                     . 88 .

any time following the occurrence of an Event of Default.

                  (b) The SuperMajority Lenders may give the Administrative Agent and the Collateral Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, PROVIDED THAT counterparts executed by the requisite Revolving Credit Lenders are received by the Agents within a period of five (5) consecutive Business Days.

                  (c) The Term Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice as follows:

                           (i) At any time following the occurrence of an Event of Default which occurs after a BuyOut.

                           (ii) At any time following the occurrence of an Event of Default which occurs after the Revolving Credit Loan Termination.

                           (iii) At any time following the entry of an order for relief, under than Bankruptcy Code, with respect to any Borrower.

                           (iv) At any time as permitted pursuant to
Section 14:14-2.

         14-2. MANDATORY ACCELERATION RIGHT OF TERM LENDER:

                  (a) The Term Lender may initiate a Standstill Period by written notice to the Administrative Agent at any time after the occurrence of any Term Loan Action Event.

                  (b) Upon the expiry of the relevant Standstill Period, the Term Lender may give the Administrative Agent and the Collateral Agent an Acceleration Notice unless either Acceleration has been stayed by judicial or statutory process or either:

                           (i) If the relevant Term Loan Action Event had been a BaseLine Covenant Breach: no Baseline Covenant Breach occurs at any time during the relevant Standstill Period.

                           (ii) If the relevant Term Loan Action Event is a Term Loan Payment Breach: all then due Term Loan Payments (other than those which would be due only if the Term Loan were accelerated) are paid prior to the expiry of the relevant Standstill Period.

         14-3. ACCELERATION Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Revolving Credit Obligations and the Term Loan Debt within a commercially reasonable time following:

                  (a) The Administrative Agent's giving of an Acceleration Notice to the Collateral Agent as described in Section 14:14-1(a).

                  (b) The Administrative Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 14:14-1(b) .

                  (c) The Administrative Agent's receipt of an Acceleration Notice from the Term Lender, in compliance with Section 14:14-1(c).

                                     . 89 .

         14-4. INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations and the Term Loan Debt.

         14-5. ACTIONS AT AND  FOLLOWING INITIATION OF LIQUIDATION

                  (a) At the initiation of a Liquidation:

                           (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section 13:13-2, to a Revolving Credit Loan in which all Revolving Credit Lenders participate.
                           (ii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

                  (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrower, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

         14-6. COLLATERAL AGENT'S CONDUCT OF LIQUIDATION

                  (a) Any Liquidation shall be conducted by the Collateral Agent, with the advice and assistance of the Administrative Agent and the Lenders.
                  (b) The Collateral Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

                  (c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.

                  (d) The Collateral Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Collateral Agent or by any Lender) unless indemnified to the Collateral Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take that course of action or action plan.

                  (e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Collateral Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

                                     . 90 .

         14-7. DISTRIBUTION OF LIQUIDATION PROCEEDS:

                  (a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Collateral Agent in the exercise of rights as a secured creditor of the Borrower and prior claims which the Collateral Agent anticipates may need to be paid.

                  (b) The Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.

                  (c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 14:14-7(b) in accordance with the relative priorities set forth in Section 14:14-8.

                  (d) Each Lender, on the written request of the Collateral Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Collateral Agent and/or any Nominee, Pro- Rata, for any cost or expense reasonably incurred by the Collateral Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation.

         14-8. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION The relative priorities to the proceeds of a Liquidation are as follows:

                  (a)      FIRST:   To the Agents as reimbursement for all
                                    reasonable third party costs and expenses incurred by the Agents and to any funded reserve established pursuant to Section
                                    14:14-7(a).

                  (b)      SECOND:  The SwingLine Lender, on account of any
                                    SwingLine loans not converted to Revolving
                                    Credit Loans pursuant to Section 14:14-
                                    5(a)(i).

                  (c)      THIRD:   The Revolving Credit Lenders, Pro-Rata, to
                                    the principal balance of Revolving Credit
                                    Debt.

                  (d)      FOURTH:  The Revolving Credit Lenders, Pro-Rata, to
                                    accrued interest which constitutes Revolving
                                    Credit Debt.

                  (e)      FIFTH:   The Revolving Credit Lenders, Pro-Rata, to
                                    the extent of the aggregate of all Revolving
                                    Credit Fees, other than the Revolving Credit
                                    Early Termination Fee.

                  (f)      SIXTH:   The Term Lender, to the principal balance of
                                    the Term Loan Debt.

                  (g)      SEVENTH: The Term Lender, to accrued interest which
                                    constitutes Term Loan Debt.

                  (h)      EIGHTH:  The Revolving Credit Lenders, Pro-Rata, to
                                    the extent of the Revolving Credit Early
                                    Termination Fee.

                  (i)      NINTH:   The Term Lender, to any remaining Term Loan
                                    Debt, including the

                                     . 91 .

                                    Term Loan Debt Early Termination Fee.

                  (j)      TENTH:   To any other Liabilities.

ARTICLE 15: THE AGENTS:

         15-1. APPOINTMENT OF AGENTS

                  (a) Each Lender appoints and designates BankBoston Retail Finance Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

                  (b) Each Lender appoints and designates BankBoston Retail Finance Inc. as the "Collateral Agent" hereunder and under the Loan Documents.

                  (c) Each Lender authorizes each Agent:

                           (i) To execute those of the Loan Documents and all other instruments relating thereto to which that Agent is a party.

                           (ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to that Person hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         15-2. RESPONSIBILITIES OF AGENTS

                  (a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by the Loan Documents and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent are in doubt, the Administrative Agent shall be vested with such responsibility and authority.

                  (b) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

                  (c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

                  (d) Neither Agent nor any of its affiliates shall be responsible to any Lender for any of the following:

                           (i) Any recitals, statements, representations or warranties made by the Borrower, or any other person.

                           (ii) Any appraisals or other assessments of the assets of the Borrower or of anyone else responsible for or on account of the Liabilities.

                           (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                           (iv) Any failure by the Borrower, or any other person
(other than the subject

                                     . 92 .

         Agent ) to perform its obligations under the Loan Documents.

                  (e) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney in fact shall be responsible for any action taken or omitted to be taken by any other such Person.

                  (f) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken by any other of them nor for any action taken or omitted to be taken in connection herewith, or with respect to the credit facility contemplated by the Loan Agreement, except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

                  (g) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

                  (h) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

         15-3. CONCERNING DISTRIBUTIONS BY THE AGENTS

                  (a) Each Agent, in that Agent's reasonable discretion based upon that Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

                  (b) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that an Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

                  (c) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

                  (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set-off shall be deemed, FIRST, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and SECOND, shall be shared with the other Lenders Pro-Rata based upon their respective contributions to the then principal balance of the Revolving Credit (and shall be deemed distributions by the Agents hereunder).

                                     . 93 .

                  (e) Each Lender recognizes that the crediting of the Borrower with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by an Agent to any Lender.

                  (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by an Agent is to be repaid or disgorged, or (y) the Lenders, acting by Consent of the SuperMajority Lenders, determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         15-4. DISPUTE RESOLUTION: Any dispute amongst the Lenders and/or the Agent hereunder, under any of the other Loan Documents, or concerning the interpretation, administration, or enforcement of the credit facilities contemplated by this Agreement or the interpretation or administration of any Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts all parties hereto hereby submit.

         15-5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to the Loan Documents, including monthly, quarterly, and annual financial statements received from the Borrower pursuant to Article 6 of this Agreement, other than any of the following:

                  (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

                  (b) Routine and nonmaterial communications.

                  (c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrower.

                  (d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

         15-6. CONFIDENTIAL INFORMATION:

                  Each Lender will maintain, as confidential, all of the following:
                  (a) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by the Loan Agreement.

                  (b) Proprietary forms and formats utilized by the Administrative Agent in providing


                                     . 94 .

reports to the Lenders pursuant hereto, which forms or formats are not of general currency.
                  (c) Confidential information provided by any Borrower pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.

                  Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         15-7.    RELIANCE BY AGENTS Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, each Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

         15-8.    NON-RELIANCE ON AGENTS AND OTHER LENDERS

                  (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

                           (i) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement and the Loan Documents.

                           (ii) Has relied upon that Lender's review of the Loan Documents and such review of the Loan Documents by counsel to that Lender as that Lender deemed appropriate under the circumstances.

                  (b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrower when determining whether to take or not to take any discretionary action under this Agreement or any other Loan Document.

                  (c) Neither Agent, in the discharge of that Agent's duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

                  (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder (as to which, SEE Section 15:15-5), neither Agent shall have any affirmative duty or responsibility to provide any Lender with any credit or other infor-

                                     . 95 .

mation concerning any Person, which information may come into the possession of that Agent or any of its affiliates.

                  (e) Each Lender shall have reasonable access to all documents relating to each Agent's performance of that Agent's duties hereunder at such Lender's request.

         15-9.    INDEMNIFICATION Without limiting the liabilities of the
Borrowers under any of the Loan Documents, each Lender shall indemnify each Agent, Pro-Rata , for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, PROVIDED, HOWEVER, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         15-10.   RESIGNATIONS OF AGENTS

                  (a) An Agent may resign at any time by giving 60 days prior written notice thereof to the Lenders , the Borrowers' Representative, and to the other Agent. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no Event of Default has occurred, such appointment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven days of the Borrowers' Representative's receipt of notice of such successor. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000.00. The consent of the Borrower otherwise required by this Section 15:15-10(a) shall not be required if an Event of Default has occurred.

                  (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that

                                     . 96 .

such Person had acted in a grossly negligent manner or in bad faith.

                  (c) After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

ARTICLE 16:  ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS

         16-1.             ADMINISTRATION OF CREDIT FACILITIES

                  (a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 15:15-2(b) and 15:15-2(a), PROVIDED, HOWEVER, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

                  (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders:

                  ACTIONS DESCRIBED IN SECTION     TYPE OF CONSENT REQUIRED
                  ----------------------------     ------------------------
                           16:16-2                   Majority Lenders
                           16:16-3                   SuperMajority Lenders
                           16:16-4                   Two Thirds of Revolving Credit Lenders and the Term
                                                     Lender
                           16:16-5                   Unanimous Consent
                           16:16-6                   Consent of SwingLine Lender
                           16:16-7                   Consent of Term Lender

                  (c) The rights granted to the Lenders in those sections referenced in Section 16:16- 1(b) shall not otherwise limit or impair any Agent's exercise of that Agent's discretion under the Loan Documents.

                  (d) The Revolving Credit Lenders agree that, subject to
Section 16:16-3(a) any advance under the Revolving Credit which results in a Permissible Overloan may be made by the Administrative Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby.

         16-2.    ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS  Except
as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         16-3     ACTIONS REQUIRING OR ON DIRECTION OF  SUPERMAJORITY LENDERS
The Consent or direction

                                     . 97 .

of the SuperMajority Lenders is required as follows:

                  (a) To permit a Permissible Overloan to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.
                  (b) If a Suspension Event shall have occurred and be continuing, the SuperMajority Lenders may direct the Administrative Agent to suspend the Revolving Credit (including the making of any Permissible Overloans), whereupon, as long as such Suspension Event exists and is continuing, Revolving Credit Loans shall be made and L/C's shall be issued, amended, or renewed only with Consent of the SuperMajority Lenders.

                  (c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may direct the Administrative Agent to:

                                    (i)  Give the Collateral Agent an
         Acceleration Notice in accordance with Section 14:14-1(b).

                                    (ii) Increase the rate of interest to the
         default rate of interest as provided in, and to the extent permitted by, the Loan Agreement.

         16-4. ACTION REQUIRING TWO THIRDS CONSENT The Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 66-2/3% or more the Loan Commitments to make Revolving Credit Loans (other than Loan Commitments held by a Delinquent Revolving Credit Lender) and of the Term Lender shall be required for any change to the dates on which any payment of principal shall be due and payable or the amount of any such payment.

         16-5     ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT  None of
the following may take place except with the written consent of each Lender adversely affected thereby or with Unanimous Consent:

                  (a) Any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section 16:16-10 (which deals with Nonconsenting Revolving Credit Lenders) or Section 17:17-1 (which deals with assignments and participations)).

                  (b) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

                  (c) Any extension of the Maturity Date.

                  (d) Any forgiveness of all or any portion of any payment Liability.
                  (e) Any increase in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the relevant Agent shall also be required)) and any fee provided for by the Fee Letter (which may be amended by written agreement between the Borrower's Representative, on the one hand, and the Administrative Agent and the Term Lender on the other).

                                     . 98 .

                  (f) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents.

                  (g) Any amendment of the definition of the terms "Shoe Division Borrowing Base", "Apparel Division Borrowing Base," or the "Overall Availability" or of any Definition of any component thereof, such that more credit would be available to any Borrower, based on the same assets, as would have been available to that Borrower immediately prior to such amendment , IT BEING UNDERSTOOD, HOWEVER, that:

                           (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                           (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

                  (h) Any release of any Person obligated on account of the Liabilities. (i) The making of any Revolving Credit Loan which, when made, exceeds Overall

Availability and is not either a Permissible Overloan, PROVIDED, HOWEVER,

                           (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                           (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible Overloan, the unpaid principal balance of the Loan Account may exceed Overall Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

                  (j) The waiver of the obligation of the Borrower to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible Overloan or, subject to the time limits included in Section 16:16-3(a) (which relates to the outside limit on the number of consecutive Business Days that a Permissible Overloan may be outstanding), to reduce the unpaid principal balance of Loans under the Revolving Credit to an amount such that at least one dollar may be borrowed under the Revolving Credit each by the Shoe Division and the Apparel Division and that Overall Availability is equal to or greater than zero.

                  (k)      Any amendment of this Article 16:.

                  (l)      Amendment of the Definitions of the following terms:
                           "Loan to Collateral Reserve"
                           "Majority Lender"
                           "Permissible Overloan"
                           "SuperMajority Lenders"

                                     . 99 .

                           "Unanimous Consent"

         16-6.    ACTIONS REQUIRING SWINGLINE LENDER CONSENT: No action,
amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

         16-7.    ACTIONS REQUIRING TERM LENDER CONSENT: None of the
following may take place without the Consent of the Term Lender:

                  (a)      Amendment or waiver or any provision of Article 3:
(entitled "The Term Loan").

         16-8.    ACTIONS REQUIRING AGENTS CONSENT:

                  (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the consent of both Agents and

                  (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of that Agent.

         16-9.    MISCELLANEOUS ACTIONS:

                  (a) Notwithstanding any other provision of the within Agreement, no single Lender independently shall exercise any right of action or enforcement against or with respect to the Borrower.

                  (b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first

                           (i) receive such clear, unambiguous, written instructions as that Agent deems appropriate; and

                           (ii) be indemnified to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

                  (c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent, including that Agent's reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitment of Lenders has provided its direction or instructions.

         16-10.   NONCONSENTING REVOLVING CREDIT LENDER:

                  (a)  In the event that a Revolving Credit Lender (in this
Section 16:16-10, a

                                     . 100 .

"NONCONSENTING REVOLVING CREDIT LENDER") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 16:, then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 17:17-1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the objecting Revolving Credit Lender.

                  (b) At the end of such fifteen (15) days, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender, but only if the NonConsenting Revolving Credit Lender delivers to the Administrative Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender:

                           (i) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans.

                           (ii) All Fees due to the NonConsenting Revolving Credit Lender to the date of such assignment.

                           (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrower.

                  (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Administrative Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 16:16-10(b), then:

                           (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.

                           (ii) The Revolving Credit Note held by the
         NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                           (iii)The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

                           (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

                  (d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided amongst such Revolving Credit Lenders, Pro-Rata based upon their respective Commitments, with the Administrative Agent coordinating such transaction.

                  (e) The Administrative Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to

                                     . 101 .

those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, PROVIDED, HOWEVER, no processing fee otherwise to be paid as provided in Section 17:17-1(c) shall be due under such circumstances.

ARTICLE 17:       ASSIGNMENTS AND PARTICIPATIONS

         17-1.    ASSIGNMENTS AND ASSUMPTIONS:

                  (a) Except as provided herein, each Revolving Credit Lender (in this Section 17:17-1(a), an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 17:17-1(a), each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Revolving Credit Percentage Commitment and Revolving Credit Dollar Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, PROVIDED THAT:

                           (i) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any resulting Revolving Credit Lender's having a Revolving Credit Dollar Commitment of less than the "minimum hold" amount specified in Section 17:17-1(a)(iv).

                           (ii) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers' Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers' Representative's receipt of notice of such proposed assignment.

                           (iii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                           (iv) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Revolving Credit Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Revolving Credit Dollar Commitment) shall not be less than $10 Million.

                  (b) The parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 17:17-1, annexed hereto;

                  (c) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3 Thousand PROVIDED, HOWEVER, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

                                     . 102 .

                  (d) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

                           (i)      The Assignee Revolving Credit Lender:

                                    (A) Shall be a party to the within Agreement
                  and the Loan Documents (and to any amendments of the Loan Documents and of the within Agreement) as fully as if the Assignee Revolving Credit Lender had executed each.

                                    (B) To the extent of the commitment
                  hereunder assigned by such Assignment and Acceptance, have the rights and obligations of a Revolving Credit Lender hereunder.

                           (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the commitment hereunder assigned by such Assignment and Acceptance.

                           (iii) The Administrative Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

                  (e) Each party to an Assignment and Acceptance confirms to and agrees with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

                  (f) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and the Revolving Credit Percentage Commitment and Revolving Credit Dollar Commitment of, and principal amount of the Revolving Credit Loans owing to, the Revolving Credit Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice.

                  (g) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         17-2. PARTICIPATIONS: Each Lender may sell participations to one or more financial institutions in all or a portion of such Lender's rights and obligations under the Loan Agreement, PROVIDED THAT no such participation shall include any provision which accords the Person purchasing such participation with the right to consent to any action, amendment, or waiver which is subject to any requirement herein for

                                     . 103 .

approval by all or a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate the Administrative Agent to any Person other than a Lender.

         17-3.    THE BUYOUT:

                  (a) The Term Lender may (but shall not be obligated to) cause the assignment to the Term Lender or the Term Lender's designee, by the Revolving Credit Lenders, of all right, title and interest in, to, arising under, or in respect of the Revolving Credit Obligations upon five (5) Business Days prior written notice given at any time after

                           (i) the Term Lender has the right, under Section 14:14-1(c), to give an Acceleration Notice; or

                           (ii) the Administrative Agent has declined to implement or adjust any Availability Reserve or Inventory Reserve as contemplated in the Loan Agreement to maintain and preserve the Lenders' security and other collateral interests with respect to the potential impairment of valuation or priority, as requested by the Term Lender.

                  (b) Such assignments shall be effected on the Business Day next following the expiry of such five (5) Business Days by the execution, by the Revolving Credit Lenders, of an Assignment and Assumption (in the form of EXHIBIT 17:17-1, annexed hereto) in exchange for the payment, in immediately available funds, of the amount of Revolving Credit Obligations (other than the Revolving Credit Early Termination Fee) as of the date on which such assignment is made.

                  (c) In the event that, following the consummation of a BuyOut, the Term Lender actually receives any Revolving Credit Early Termination Fee which had been provided for in the Loan Agreement (which receipt, if in connection with a Liquidation, shall be determined on a last dollar out basis), then the Term Lender shall pay over such Revolving Credit Early Termination Fee to the Administrative Agent for distribution to those Persons who were Revolving Credit Lenders immediately prior to such BuyOut, IT BEING UNDERSTOOD THAT the Term Lender, in its sole discretion, may waive the entitlement to, or the amount of, such fee; shall not be under any obligation to prosecute the recovery of such fee; and may condition its payment over to the Administrative Agent on the Administrative Agent's providing of such indemnification as is reasonably mutual satisfactory of the Administrative Agent and the Term Lender.

         17-4.    PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this
Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, PROVIDED, HOWEVER, neither such pledge nor the enforcement thereof shall release the pledging Lender from its obligations hereunder or under any of the Loan Documents.

                                     . 104 .

ARTICLE 18:  NOTICES:

         18-1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent
or the Collateral Agent:
                                    BankBoston Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention      :  Mr. Mark Forti
                                    Fax            :  617 434-4339

         WITH A COPY TO:
                                    Riemer & Braunstein
                                    Three Center Plaza
                                    Boston, Massachusetts  02108
                                    Attention      :  Richard B. Jacobs, Esquire
                                    Fax            :  617 880 3456

If to the Borrower:
                                    J. Baker, Inc.
                                    555 Turnpike Street
                                    Canton, Massachusetts 02021
                                    Attention      : Philip Rosenberg
                                    Fax            : 781 821 4867

         With copies to:                             J. Baker, Inc.
                                    555 Turnpike Street
                                    Canton, Massachusetts 02021
                                    Attention      : William Friend, Esquire
                                    Fax            : 781 821 0614

                                    Goodwin, Procter & Hoar LP
                                    Exchange Place
                                    Boston, Massachusetts 02109-2881
                                    Attention      : Raymond C. Zemlin, P.C.
                                    Fax:           : 617 523 1231


         18-2.    NOTICE GIVEN.

                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                           (ii)By recognized overnight express delivery: the Business Day following the

                                     . 105 .

         day when sent.

                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered.
         Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a header on which the time sent and party sending such transmission are indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 19: - TERM:

         19-1.    TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-5(g) hereof) until the Termination Date.

         19-2.    EFFECT OF TERMINATION. Upon the Termination Date, the
Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account (including the unpaid balance of the Revolving Credit and of any SwingLine Loans); any remaining balance of the Administrative Agent's Fee; any accrued and unpaid Underwriting and Commitment Fees; and all unreimbursed costs and expenses of each Agent and of each Lender for which the Borrowers are responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Administrative Agent . Until such payment, all provisions of this Agreement, other than those contained in Article 2: which place an obligation on the Administrative Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full.


ARTICLE 20:  -  GENERAL:

         20-1.    PROTECTION OF COLLATERAL. No Agent has any duty as to the
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agents may include reference to all or any of the Borrowers (and may utilize any logo or other distinctive symbol associated with any of the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agents.

                                     . 106 .

         20-2.    SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers' Representative, each Borrower, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and the respective successors and assigns of each PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to the any Borrower shall have any rights hereunder. In the event that an Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         20-3.    SEVERABILITY. Any determination that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         20-4.    AMENDMENTS.  COURSE OF DEALING.

                  (a) The Loan Documents incorporate all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure to give notice to the Borrowers' Representative or any Borrower of that Person's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

                  (b) The Borrowers' Representative and any Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, with the express prior written consent of the Administrative Agent . No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is an Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by any Agent shall be in reliance upon all representations and warranties theretofore made to that Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

                  (c) The following provisions of this Agreement may be amended without the consent of the Borrowers' Representative or any Borrower (a copy of each of which amendments shall be provided by the Administrative Agent to the Borrowers' Representative):

                           ARTICLE                            RELATES TO
                           13:                       Revolving Credit Fundings and Distributions
                           15:                       The Agents

                                     . 107 .

                           17:          Assignments and Participations

         20-5.    POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto each Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.

         20-6.    APPLICATION OF PROCEEDS. The proceeds of any disposition of the Collateral and of any other payments received on account of the Liabilities shall be applied toward the Liabilities in such order and manner as the Administrative Agent determines in its reasonable discretion, consistent with the provisions of this Agreement. Each Borrower shall remain liable for any deficiency remaining following such application.

         20-7. INCREASED COSTS. If, as a result of any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender's overall net income or capital imposed by the jurisdiction in which the Administrative Agent or that Revolving Credit Lender's principal or lending offices are located);

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

                  (c). imposes on any Lender any other condition with respect to any Loan Document; or

                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which the such Lender deems to be material, then upon the Administrative Agent's giving written notice thereof, from time to time, to the Borrowers' Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers, in the absence of manifest error, shall forthwith pay to the Administrative Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

                                     . 108 .

         20-8.    COSTS AND EXPENSES OF AGENTS AND LENDERS.

                  (a) The Borrowers shall pay on demand all Costs of Collection and all reasonable expenses of each Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by each Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of each Agent which relate to the credit facility contemplated hereby.

                  (b) The Borrowers shall pay on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Lenders to Lenders' Special Counsel.

                  (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

                  (d) The undertakings on the part of the Borrowers in this
Section 20:20-8 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 20:20-8.

         20-9.    COPIES AND FACSIMILES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished any Agent, or any Lender may be reproduced by that Person or by the Administrative Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         20-10.   MASSACHUSETTS LAW.  This Agreement and all rights and
obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts.

         20-11.   CONSENT TO JURISDICTION.

                  (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston,

                                     . 109 .

Massachusetts, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                  (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower's Representative at the Borrowers' Representative's address for notices as specified herein (with a copy forwarded by recognized overnight delivery service), such service to become effective five (5) Business Days after such mailing.

                  (c) Each Borrower WAIVES any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                  (d) Nothing herein shall affect the right of any Agent to bring legal actions or proceedings in any other competent jurisdiction.

                  (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         20-12.   INDEMNIFICATION. The Borrowers' Representative and each
Borrower respectively, jointly and severally, shall indemnify, defend, and hold each Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrowers' Representative, any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrowers' Representative, the Borrowers, and the Guarantors, with any Agent or any Lender as contemplated by the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any of the Borrowers, other than a termination, release, or discharge which makes specific reference to this
Section 20:20-12.


                                     . 110 .

         20-13.   RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (a) Unless otherwise specifically provided herein, interest and any other fee or charge which is stated as per annum percentage shall be calculated on a 360 day year and actual days elapsed.

                  (b) Words in the singular include the plural and words in the plural include the singular.

                  (c) Cross references to Sections of this Agreement include the
Article in which that Section appears, followed by a colon, and the Section to which reference is being made.

                  (d) Titles, headings (indicated by being UNDERLINED or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

                  (e) The words "includes" and "including" are not limiting.

                  (f) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

                  (g) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

                  (h) Text which is shown in italics, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (i) The words "may not" are prohibitive and not permissive.

                  (j) The word "or" is not exclusive.

                  (k) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (l) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

                  (m) The symbol "$" refers to United States Dollars.

                  (n) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

                  (o) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

                  (p) Except as otherwise specifically provided, all references to time are to Boston

                                     . 111 .

time.
                  (q) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                           (ii) The word "from" means "from and including".

                           (iii) The words "to" and "until" each mean "to, but excluding".

                           (iv) The word "through" means "to and including".

                  (r) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20:20-14, PROVIDED, HOWEVER, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         20-14.   INTENT. It is intended that:

                  (a)      This Agreement take effect as a sealed instrument.

                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Collateral Agent.

                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

                  (d) All reasonable costs and expenses incurred by each Agent and, to the extent provided in Section 20:20-8 each Lender, in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.

                  (e) Unless otherwise explicitly provided herein, any Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by that Agent in its sole discretion and without reference to Section 2:2-17 hereof.

         20-15.   RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from any Agent, any Lender, or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or any from any Affiliate of any Agent, any Lender, or any Participant and any cash, securities, instruments or other property of any Borrower in the possession of any Agent, any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same), to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of the Borrowers to the Agents and each Lender or any Participant

                                     . 112 .

or any such Affiliate and, following the occurrence of an Event of Default, may be applied or set off against the Liabilities and against such obligations at any time, whether or not other collateral is then available to any Agent, any Lender, or any Participant or any such Affiliate.

         20-16.   MAXIMUM INTEREST RATE. Regardless of any provision of any Loan
Document, no Agent and no Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         20-17.   WAIVERS.

                  (a) The Borrowers' Representative and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection 20:20-17(b), below, knowingly, voluntarily, and intentionally, and understands that the each Agent and each Lender is entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

                  (b) THE BORROWERS' REPRESENTATIVE AND EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND ANY AGENT OR ANY LENDER (AND ANY AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (ii) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (iii) Any claim to consequential, special, or punitive damages.


                                     . 113 .

                                                 THE BORROWERS' REPRESENTATIVE:
                                                                 J. BAKER, INC.


                                                 By /s/ Philip G. Rosenberg    .
                                                 -------------------------------

                                                                 THE BORROWERS:
                                                               MORSE SHOE, INC.
                                                                      JBI, INC.
                                                              JBI APPAREL, INC.
                                                          THE CASUAL MALE, INC.
                                                                      WGS CORP.
                                                                   TCMB&T, INC.

                                                 By /s/ Philip G. Rosenberg   .
                                                 -------------------------------



                                     . 114 .

                            THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:
                                                BANKBOSTON RETAIL FINANCE INC.


                                                    By /s/ Elizabeth A. Ratto .
                                                    ----------------------------
                                                            Elizabeth A. Ratto
                                                             Managing Director

                                                 THE REVOLVING CREDIT LENDERS:
                                                BANKBOSTON RETAIL FINANCE INC.


                                                    By /s/ Elizabeth A. Ratto .
                                                    ----------------------------
                                                            Elizabeth A. Ratto
                                                             Managing Director

                                                DEBIS FINANCIAL SERVICES, INC.


                                                    By /s/ James M. Yandervalk .
                                                    ----------------------------
                                                           James M. Vandervalk
                                                                  Group Leader

                                                        HELLER FINANCIAL, INC.

                                                    By Thomas W. Bukowski
                                                    ---------------------------
                                                            Thomas W. Bukowski
                                                         Senior Vice President

                                                    ORIX BUSINESS CREDIT, INC.


                                                    By /s/ Michael J. Cox
                                                    ----------------------------
                                                                Michael J. Cox
                                                         Senior Vice President

                                                  FOOTHILL CAPITAL CORPORATION


                                                    By /s/ M.P. Sadilek
                                                    ----------------------------
                                                                  M.P. Sadilek
                                                         Senior Vice President

                                        NATIONAL CITY COMMERCIAL FINANCE, INC.


                                                    By /s/ Elizabeth M. Lynch
                                                    ----------------------------
                                                            Elizabeth M. Lynch
                                                         Senior Vice President


                                     . 115 .

                                                                    AMSOUTH BANK


                                                 By /s/ Wendy Berney
                                                 -------------------------------
                                                                    Wendy Berney
                                                                Attorney-in-Fact

                                                         LASALLE BUSINESS CREDIT


                                                 By      /s/ Joseph Costanza
                                                 -------------------------------
                                                                 Joseph Costanza
                                                           Senior Vice President

                                                              THE PROVIDENT BANK


                                                 By        /s/   Jose V. Garde
                                                 -------------------------------
                                                                   Jose V. Garde
                                                                  Vice President

                                                      FINOVA CAPITAL CORPORATION


                                                 By      /s/ Evan G. Jones
                                                 -------------------------------
                                                                   Evan G. Jones
                                                              Senior Underwriter

                                             IBJ WHITEHALL BUSINESS CREDIT CORP.


                                                 By        /s/ Adam Moskowitz
                                                 -------------------------------
                                                                  Adam Moskowitz
                                                                  Vice President

                                                                  SOVEREIGN BANK


                                                 By       /s/ Patrick J. Norton
                                                 -------------------------------
                                                               Patrick J. Norton
                                                        Assistant Vice President

                                                                THE TERM LENDER:
                                                            BACK BAY CAPITAL LLC

                                                 By      /s/   Mark J. Forti
                                                 -------------------------------
                                                                   Mark J. Forti
                                                                        Director
                                                                        508607.7

                                     . 116 .